UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Wintrust Financial Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

WINTRUST FINANCIAL CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 23, 2024
To the Shareholders of Wintrust Financial Corporation:
You are cordially invited to attend the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Wintrust Financial Corporation (the “Company”) to be held at our offices located at 9700 West Higgins Road, 2nd Floor, Rosemont, Illinois 60018 on Thursday, May 23, 2024, at 9:00 a.m. Central Time, for the following purposes:
1.
To elect the 14 nominees for director named in this Proxy Statement to hold office until the 2025 Annual Meeting of Shareholders or until a successor has been elected and qualified;

2.
To approve, on an advisory (non-binding) basis, the Company’s executive compensation as described in this Proxy Statement;

3.
To ratify the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm for fiscal year 2024; and

4.
To transact such other business as may properly come before the meeting and any adjournment thereof.

The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting was the close of business on March 28, 2024. We encourage you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, prompt voting will be appreciated.
One of our current directors, Gary D. “Joe” Sweeney, is not standing for re-election this year. Mr. Sweeney has been a valued member of our Board of Directors since 2015, and we ask that you join the Board of Directors in thanking Mr. Sweeney for his service to the Company.
By order of the Board of Directors,
Kathleen M. Boege
Corporate Secretary
April 4, 2024
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOU VOTE BY ONE OF THE METHODS NOTED IN THE ATTACHED PROXY STATEMENT.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 23, 2024: This Notice of the Annual Meeting, Proxy Statement and the 2023 Annual Report on Form 10-K are Available at: https://materials.proxyvote.com/97650W.

i

WINTRUST FINANCIAL CORPORATION
9700 West Higgins Road, Suite 800
Rosemont, Illinois 60018
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, MAY 23, 2024
These proxy materials are furnished in connection with the solicitation by the Board of Directors (the “Board” with individual members of the Board each being referred to herein as a “Director”) of Wintrust Financial Corporation, an Illinois corporation (“Wintrust” or the “Company”), of proxies to be used at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment of such meeting.
In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we furnish proxy materials, which include this Proxy Statement (this “Proxy Statement”) and the accompanying proxy card, Notice of Annual Meeting, and Annual Report on Form 10-K for fiscal year ended December 31, 2023, to our shareholders by making such materials available on the Internet unless otherwise instructed by the shareholder. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice, which is first being mailed to shareholders on or about April 4, 2024.
ABOUT THE MEETING
When and where is the Annual Meeting?
The Annual Meeting will be held on Thursday, May 23, 2024 at 9:00 a.m. Central Time at the Company’s headquarters at 9700 West Higgins Road, 2nd Floor, Rosemont, Illinois 60018.
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will act upon the matters described in the Notice of Annual Meeting that accompanies this Proxy Statement, including the election of the 14 nominees for Director named in this Proxy Statement, a proposal approving (on an advisory non-binding basis) the Company’s executive compensation as described in this Proxy Statement, and the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024.
Who may vote at the Annual Meeting?
Only record holders of our Common Stock, no par value per share (“Common Stock”), as of the close of business on March 28, 2024 (the “Record Date”), will be entitled to vote at the meeting. On the Record Date, the Company had outstanding approximately 61,735,901 shares of Common Stock. Each outstanding share of the Common Stock entitles the holder to one vote.
May shareholders ask questions at the Annual Meeting?
Yes. Shareholders will have the ability to submit questions during the Annual Meeting. Such questions must be confined to matters properly before the Annual Meeting and of general Company relevance.
What constitutes a quorum?
The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the shares of the Common Stock issued and outstanding on the Record Date are represented, in person or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards marked “abstain” or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present at the Annual Meeting. Also, if shares are held by brokers who submit a proxy but are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions on certain matters (“broker non-votes”), those shares will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.
How do I submit my vote?
If you are a shareholder of record, you can vote by:
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attending the Annual Meeting and voting by ballot during the Annual Meeting;

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using your telephone, according to the instructions on the Notice or proxy card;

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visiting www.voteproxy.com and then following the instructions on the screen; or

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signing, dating and mailing in your proxy card which may be obtained by calling 888-proxyna (888-776-9962) or 201-299-6210 (for international callers) or by emailing help@equiniti.com.

The deadline for voting by telephone or on the Internet is 11:59 p.m. Eastern Time on May 22, 2024.
Proxy cards submitted by mail must be received by the close of business on May 22, 2024.
How do I vote if I hold my shares through a broker, bank or other nominee?
If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a valid legal proxy issued in your name from the institution that holds your shares and bring that proxy to the Annual Meeting.
May I change or revoke my vote after I return my proxy card?
Yes. If you are a shareholder of record, you may change your vote by:
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returning a later-dated proxy card;

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entering a new vote by telephone or on the Internet (prior to 11:59 p.m. Eastern Time on May 22, 2024);

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voting in person by ballot during the Annual Meeting; or

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delivering written notice of revocation to the Company’s Corporate Secretary by mail at 9700 West Higgins Road, Suite 800, Rosemont, Illinois 60018.

If you vote by phone or Internet, you may change your vote if you do so prior to 11:59 p.m. Eastern Time on May 22, 2024. Any later-dated proxy card or revocation sent by mail must be received by the close of business on May 22, 2024. If you hold your shares through an institution, that institution will instruct you as to how your vote may be changed.
Who will count the votes?
The Company’s Inspector of Election, Equiniti Trust Company, LLC, will count the votes.
Will my vote be kept confidential?
Yes. As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept secret and are available only to the Company, its tabulator and inspectors of election, who are required to acknowledge their obligation to keep your votes confidential.
Who pays to prepare, mail and solicit the proxies?
The Company pays all of the costs of preparing, mailing and soliciting proxies. The Company asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Company will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition to solicitation by mail, telephone, facsimile, Internet or personal contact by its officers and employees, the Company has retained the services of Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902, to solicit proxies for a fee of $8,000 plus expenses.
What are the Board’s recommendations as to how I should vote on each proposal?
The Board recommends a vote:
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FOR the election of each of the 14 Director nominees named in this Proxy Statement;

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FOR the approval, on an advisory (non-binding) basis, of the Company’s executive compensation as described in this Proxy Statement; and

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FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

How will my shares be voted if I sign, date and return my proxy card?
If you sign, date and return your proxy card and indicate how you would like your shares voted, your shares will be voted as you have instructed. If you sign, date and return your proxy card but do not indicate how you would like your shares voted, your proxy will be voted:
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FOR the election of each of the 14 Director nominees named in this Proxy Statement;

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FOR the approval, on an advisory (non-binding) basis, of the Company’s executive compensation as described in this Proxy Statement; and

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FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

With respect to any other business that may properly come before the meeting, or any adjournment of the meeting, that is submitted to a vote of the shareholders, including whether or not to adjourn the meeting, your shares will be voted in accordance with the best judgment of the persons voting the proxies.
How will broker non-votes be treated?
A broker non-vote occurs when a broker who holds its customer’s shares in street name submits proxies for such shares, but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters only, but not on other matters. In this Proxy Statement, brokers who have not received instructions from their customers would only be permitted to vote on:
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the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

Brokers who have not received instructions from their customers would not be permitted to vote on the remaining proposals to be presented at the Annual Meeting, which are considered “non-routine” matters. Broker non-votes will have no impact on the voting results with regard to such proposals.
We will treat broker non-votes as present to determine whether or not we have a quorum at the Annual Meeting, but they will not be treated as entitled to vote on the “non-routine” matters described above, for which the broker indicates it does not have discretionary authority.
How will abstentions be treated?
For purposes of determining whether we have a quorum at the Annual Meeting, if you vote to abstain, your shares will be counted as present at the Annual Meeting.
If you abstain from voting for one or more of the nominees for Director, this will have the same effect as a vote against such nominee. If you abstain from voting on the advisory (non-binding) proposal approving the Company’s executive compensation as described in this Proxy Statement, or on the ratification of the

Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024, your abstention will have the same effect as a vote against the proposal or proposals on which you abstain from voting.
What if other matters come up during the Annual Meeting?
If any matters other than those referred to in the Notice of Annual Meeting properly come before the Annual Meeting, the individuals named in the proxy card will vote the proxies held by them in accordance with their best judgment. The Company is not aware of any business other than the items referred to in the Notice of Annual Meeting that may be considered at the Annual Meeting.
Your vote is important.   Whether or not you plan to attend the Annual Meeting, prompt voting will be appreciated. Registered shareholders can vote their shares via the Internet or by using a toll-free telephone number or use the international number from foreign countries. Instructions for using these convenient services are provided on the proxy card. Of course, you may still vote your shares by submitting the proxy card. A proxy card may be obtained as instructed above under “How do I submit by vote?” If you received a proxy card and chose to vote by mail, we ask that you complete, sign, date and return the proxy card promptly in the postage-paid envelope.
BOARD OF DIRECTORS, COMMITTEES AND GOVERNANCE
Board of Directors
Overview
The Board provides oversight with respect to our overall performance, strategic direction, and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports made at Board and committee meetings by the Chief Executive Officer (“CEO”) and other officers. The Board has seven standing committees. The principal responsibilities of the standing committees are described under the applicable committee headings below. Additionally, the independent Directors meet in regularly scheduled executive sessions, with and without management present, at each meeting of the Board and its committees.
On January 30, 2023, the Company announced a planned transition of the CEO role from the Company’s then-current CEO Edward J. Wehmer to the Company’s then-current President Timothy S. Crane, who was appointed to the Board on January 26, 2023 and assumed the additional executive role of CEO effective May 1, 2023, on which date Mr. Wehmer assumed the role of Founder and Senior Advisor and was appointed Executive Chairman of the Board. This transition occurred without disruption to the operations of the Company’s business and business units. See “2023 CEO Transition” at page 36.
Corporate Governance Practices
We believe that a culture of strong corporate governance is a critical component of our success. Our Board continually evaluates corporate governance developments and strives to adopt “best practices” including:
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Annual election of Directors.

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Independent Chairman of the Board.

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Independent Board.   Our Board is comprised of all independent Directors, except our President and CEO and our Founder and Senior Advisor.

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Majority vote standard for election of our Directors.

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Independent Board committees.   Each of our committees (other than the Executive Committee) is made up entirely of independent Directors. Each standing committee operates under a written charter that has been approved by the respective committee, the Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Board.
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Regular executive sessions of independent Directors.   At each meeting of the Board and each of its Committees, the Directors meet without management present in regularly scheduled executive sessions of independent Directors.

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Regular Board self-evaluation process.   The Board and each committee evaluate their respective performance on an annual basis.

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Regular Board education and training.   Each Director is required to complete annually a robust suite of online training modules administered by the Company, including courses focused on financial institution compliance and regulatory frameworks. In addition to the completion of comprehensive Director onboarding sessions, each Director is encouraged to participate in training sessions provided by third parties to public company directors, focusing on corporate governance matters as well as subjects relevant to the committees on which a particular Director serves.

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Service by many of our Directors on the boards of our subsidiary banks or other operating subsidiaries.   We believe this dual service gives our Directors a robust view into our operations and performance.

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Limitation on other outside board service.   We limit our Directors to serve on no more than four other public company boards.

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Retirement Age.   We have a policy that we will not nominate a candidate for Director if he or she has attained the age of 76 before the election.

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Robust code of ethics.   Our corporate code of ethics applies to all of our employees, including our Directors and executive officers. We also have an additional code of ethics applicable to our senior financial officers.

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Robust role for the Board in risk oversight.   Our Board and its committees play an active and ongoing role in the management of the risks of our business.

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Stock ownership guidelines for Directors and named executive officers.   Our Directors and named executive officers each must maintain a significant ownership of our Common Stock in order to increase alignment of their interests with those of our shareholders.

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Prohibition on hedging, short selling and pledging.   Our Directors and employees are prohibited from engaging in selling short our Common Stock, engaging in hedging or offsetting transactions regarding our Common Stock, including the use of puts, calls, swaps, collars or other derivative securities designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. Similarly, our Directors and insiders are prohibited from pledging our Common Stock.

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No shareholder rights plan (poison pill).

Meetings
The Board met five times in 2023. Each member of the Board attended more than 77% of the total number of meetings of the Board and the committees on which he or she served. We encourage, but do not require, our Board members to attend annual meetings of shareholders. Twelve of fourteen Board members then in office attended our 2023 Annual Meeting of Shareholders.
Board Leadership Structure
The Board has a non-executive Chairman. This position is independent from management. The Chairman leads the Board meetings as well as meetings of the independent Directors. Each of the President and CEO and Founder and Senior Advisor are members of the Board and participate in its meetings. The Board believes that this leadership structure is appropriate for the Company at this time because it allows for independent oversight of management, increases management accountability and encourages an objective evaluation of management’s performance relative to compensation. In addition, the Board recognizes that acting as Chairman of the Board is a particularly time-intensive responsibility. Separation of the roles of Chairman and CEO allows the CEO to focus solely on his duties, which the Board believes better serves the Company. Separating these roles also promotes risk management, enhances the independence of the Board from management, and mitigates potential conflicts of interest between the Board and management. In order to ensure continuity of leadership, the Company has a policy set forth in its Corporate Governance Guidelines providing that each non-executive Chairman may serve for a term of not more than nine (9) consecutive years, subject to the requirement that he or she be re-elected as Chairman annually by the Board.
The Nominating Committee has proposed, and the Board has agreed, that pending his re-election, H. Patrick Hackett, Jr. will continue to serve as non-executive Chairman of the Board following the Annual Meeting.
The Board’s Role in Risk Oversight
Our Board has an active and ongoing role in the management of the risks of our business. This role has two fundamental elements: (1) ensuring that management of the Company has implemented an appropriate system to manage risks by identifying, assessing, mitigating, monitoring and communicating about risks; and (2) providing effective risk oversight through the Board and its committees.
The Board believes the first element of its risk oversight role is fulfilled through the Company’s extensive risk assessment and management program designed to identify, monitor, report and control the Company’s risks, which are broken down into various categories deemed relevant to the Company and its business operations. The Enterprise Risk Management Program is administered by the Company’s Executive Vice President — Chief Risk Officer, who provides reports to the Board, the Audit Committee and the Risk Management Committee on a regular basis and other committees of the Board as needed.
The second element of the Board’s oversight role is fulfilled primarily by the full Board regularly receiving written and oral reports from management on the status of various categories of Company risk, including cybersecurity risks and industry-specific risks, and on the Company’s overall risks as well as any material changes or developments in risk profiles or experiences. The Board also periodically receives reports regarding regulatory priorities and reviews regulatory examination reports of the Company to remain informed on issues and observations raised by regulatory authorities regarding the risk categories of the Company.
In addition to the full Board’s direct oversight, the Board’s committees provide oversight of various risks created by the Company’s operations. The Audit Committee provides oversight of financial, regulatory, operational and legal risks, in particular. The Risk Management Committee monitors, among other things, overall enterprise risk management, credit, interest rate, liquidity and market risks. The Finance Committee provides oversight of risks related to strategic transactions and reviews risks associated with the Company’s capital planning strategy and liquidity. The Information Technology & Information Security Committee (“IT/IS Committee”) provides oversight of risks related to the Company’s information technology and information security strategy, infrastructure, systems, business continuity planning and disaster recovery plans and testing. The IT/IS Committee and the Audit Committee coordinate regarding oversight of the Company’s information security programs. The Nominating Committee provides risk oversight relating to the Company’s board and governance, as well as in relation to the Company’s environmental and social responsibility efforts and progress. The Compensation Committee provides oversight of risks related to the Company’s compensation of its employees. In addition, the Audit Committee, Finance Committee and Risk Management Committee have each undertaken to monitor relevant portions of the risks relating to the capital stress testing process. The Board receives a comprehensive quarterly report from each committee chair regarding matters considered by each respective Board committee, including environmental and social risk oversight as well as cybersecurity.
For more information regarding cybersecurity oversight, please refer to Item 1C, “Cybersecurity,” in our Annual Report on Form 10-K for the year ended December 31, 2023.
Codes of Ethics
The Board has adopted our Corporate Code of Ethics applicable to all Directors, officers and employees, and our Senior Financial Officer Code of Ethics (together with the Corporate Code of Ethics, the “Codes”)

each of which is available on the Company’s website at www.wintrust.com by choosing “Investor Relations” and then choosing “Corporate Governance.” To assist in enforcement of the Codes, we maintain Wintrust’s Ethicspoint, a toll-free hotline and Internet-based service through which confidential complaints may be made by employees regarding actual or alleged illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in the Company’s reports filed with the SEC, bank regulatory filings and other public disclosures that are not full, fair, accurate, timely or understandable; violations of our Codes; and/or any other violations of laws, rules or regulations. Any complaints submitted through this process are presented to the Audit Committee on a regular, periodic basis or more frequently as needed. The Company will post on its website any amendments to, or waivers from, the Codes as they apply to its Directors and executive officers to the extent required by the rules of the SEC or the Nasdaq stock market (“Nasdaq”).
Shareholder Communications
Any shareholder or other interested parties who desire to contact the non-employee Directors or the other members of our Board may do so by writing to: Wintrust Financial Corporation, Board of Directors, c/o Corporate Secretary, Wintrust Financial Corporation, 9700 West Higgins Road, Suite 800, Rosemont, Illinois 60018. Copies of written communications received at this address will be provided to the Board, the applicable committee chair or the non-employee Directors as a group unless such communications are considered, in consultation with the non-employee Directors, to be improper for submission to the intended recipient(s). All communications will be forwarded to the Chair of the Nominating Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that Director. Shareholders also may obtain a copy of any of the documents posted to the website free of charge by calling (847) 939-9000 and requesting a copy. Information contained on Wintrust’s website is not deemed to be a part of this Proxy Statement and is not incorporated herein by reference.
Committee Membership
The following table summarizes the current membership of the Board and each of its committees as of the date of this Proxy Statement:
Board of Directors	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee	Risk Management Committee	Finance Committee	Information Technology/ Information Security Committee	Executive Committee
Elizabeth H. Connelly			Chair	Member			Member
Timothy S. Crane							Member
Peter D. Crist	Chair		Member		Member		Member
William J. Doyle	Member				Member
Marla F. Glabe		Member				Member
H. Patrick Hackett, Jr. (Chair)							Chair
Scott K. Heitmann				Chair		Member	Member
Brian A. Kenney				Member		Member
Deborah L. Hall Lefevre	Member					Chair	Member
Suzet M. McKinney			Member	Member
Gary D. “Joe” Sweeney		Member				Member
Karin Gustafson Teglia		Chair	Member				Member
Alex E. Washington III					Chair	Member	Member
Edward J. Wehmer							Member

The Nominating Committee has proposed, and the Board has agreed, that the membership of the Board and each of its committees following the Annual Meeting, assuming each Director nominee is elected, shall be as follows:
Board of Directors	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee	Risk Management Committee	Finance Committee	Information Technology/ Information Security Committee	Executive Committee
Elizabeth H. Connelly			Chair	Member			Member
Timothy S. Crane							Member
Peter D. Crist	Chair		Member		Member		Member
William J. Doyle	Member				Member
Marla F. Glabe		Member				Member
H. Patrick Hackett, Jr. (Chair)							Chair
Scott K. Heitmann				Chair		Member	Member
Brian A. Kenney	Member			Member Vice Chair
Deborah L. Hall Lefevre	Member					Chair	Member
Suzet M. McKinney		Member	Member
Gregory A. Smith*		Member			Member
Karin Gustafson Teglia		Chair	Member				Member
Alex E. Washington III			Member		Chair		Member
Edward J. Wehmer

*
Mr. Smith is a nominee for election to the Board at the Annual Meeting. Mr. Sweeney is not standing for re-election.

The Board adopted the charter of each of the Nominating Committee, the Audit Committee, the Compensation Committee, the Risk Management Committee, the Finance Committee, the IT/IS Committee and the Executive Committee, copies of which are available at www.wintrust.com by choosing “Investor Relations” and then choosing “Corporate Governance.” Our Corporate Governance Guidelines are also available on the Company’s website under the same heading.
Nominating and Corporate Governance Committee
The Board has established the Nominating Committee which is responsible for the following, among other responsibilities:
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determining criteria for the selection and qualification of the members of the Board and reviewing with the Board the appropriate skills and characteristics required of the Board members in the context of the current composition of the Board;

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identifying, evaluating and recommending candidates to fill positions on the Board;

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seeking out possible candidates and otherwise aid in attracting highly qualified candidates to serve on the Board and coordinating with the CEO to the extent the Nominating Committee deems appropriate;

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recommending for Board approval a policy regarding director candidates recommended by shareholders, establishing procedures for shareholders to submit such recommendations and reviewing any nominations properly submitted by shareholders;

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evaluating, at least annually, the independence of each member of the Board and establishing procedures for the regular ongoing reporting by Directors of any developments that may be deemed to affect their independence status or qualification to serve as a Director;

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considering any resignation submitted by a Director who has experienced a significant change to his or her personal circumstances;

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reviewing and monitoring emerging best practices, the corporate governance guidelines and code of ethics and recommending modifications thereto to the Board;

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advising the Board with respect to the size, composition and individual members of the various committees of the Board and the functions of the Board and its committees;

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establishing and implementing self-evaluation procedures for the Board and its committees;

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assessing and reviewing with management the overall effectiveness of the organization of the Board and the conduct of its business and making appropriate recommendations to the Board with regard thereto;

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reviewing shareholder proposals submitted for business to be conducted at an annual meeting;

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in consultation with the Audit Committee, reviewing related-party transactions;

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reviewing annually Director compensation and recommending modifications thereto to the Board;

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reviewing insurance policies and indemnification arrangements applicable to the Directors and executive officers and recommending modifications thereto to the Board;

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considering from time to time the overall relationship of the Board and management;

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overseeing the Company’s workforce strategy, including diversity and inclusion initiatives;

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overseeing the Company’s environmental and social responsibility efforts and progress;

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reviewing and assessing annually the adequacy of the Executive Committee Charter and, if appropriate, recommending changes to the Board for approval; and

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reviewing and assessing annually the adequacy of the Nominating Committee Charter and, if appropriate, recommending changes to the Board for approval.

The Board has determined that each member of the Nominating Committee has no material relationship with the Company and is otherwise independent under the applicable Nasdaq listing standards. During 2023, the Nominating Committee met five times.
Nomination of Directors
The Nominating Committee seeks nominees from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. In doing so, the Nominating Committee considers a wide range of factors in evaluating the suitability of director candidates, including a general understanding of finance and other disciplines relevant to the success of a publicly-traded company in today’s business environment, understanding of our business, education and professional background. The following personal characteristics are considered minimum qualifications for Board membership under the Corporate Governance Guidelines approved by the Board: integrity and accountability, the ability to provide informed judgments on a wide range of issues, financial literacy, a good reputation in the business community, a talent for networking and referring business to the Company, a history of achievements that reflects high standards for themselves and others, and willingness to raise tough questions in a manner that encourages open discussion.
The Nominating Committee believes in an expansive definition of diversity that includes differences of experience, education and talents, age, gender, ethnicity and geography, among other things. While the Nominating Committee does not have a formal policy in this regard, the diversity of the Board is a consideration in evaluating candidates for the Board, among others, as set forth in our Corporate Governance Guidelines.
The Nominating Committee also evaluates the performance of Directors and assesses the effectiveness of committees and the Board as a whole. The effectiveness of the nomination process is evaluated by the Board each year as part of its self-evaluation process and by the Nominating Committee as it evaluates and identifies director candidates.
The Nominating Committee does not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources. Gregory A. Smith, who is a new candidate standing for election to the Board for the first time at the Annual Meeting, was originally recommended as a candidate for Director by Mr. Crist, who was familiar with Mr. Smith’s credentials as a financial services executive and recognized academic authority in the financial services area.
The Nominating Committee will consider director candidates recommended by our shareholders and will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates. Once the Nominating Committee receives a recommendation from a shareholder, it may request additional information from the candidate about the candidate’s independence, qualifications and other information that would assist the Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement, if nominated.
Shareholders may also directly nominate a candidate for Director pursuant to the advance notice provisions of the Company’s By-laws. Nominations must be received in writing at the principal executive offices of the Company and addressed to Wintrust Financial Corporation, Nominating and Corporate Governance Committee, c/o Corporate Secretary, 9700 West Higgins Road, Suite 800, Rosemont, Illinois 60018 and otherwise satisfy the requirements set forth in the Company’s By-laws.
Audit Committee
The Board has established an Audit Committee for the purpose of overseeing our accounting and financial reporting processes and the audits of our financial statements and evaluating and monitoring the risk profile of the Company. In addition, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the following, in addition to other responsibilities:
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being directly responsible for the appointment, termination, compensation, oversight of the work of, and policies for hiring the independent auditors, including an assessment of the qualifications and independence of the independent auditors, and approving all audit fees paid to the independent auditors;

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reviewing the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon;

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discussing with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including critical audit matters;

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overseeing the Company’s internal audit function and proposed audit plan;

•
reviewing the competence and performance of the independent auditors responsible for the audit and quality control procedures the auditing firm has established, and discussing with them the rotation of the lead and reviewing partner;

•
maintaining a log of reports received and reviewing said reports pursuant to the Whistleblower Policies and Procedures;

•
reviewing with management and the independent auditors, the financial statements, footnotes and related disclosures to be included in the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q, and reviewing the CEO and CFO certifications required to be filed therewith;

•
reviewing reports from the independent auditors on the critical policies and practices of the Company and all alternative treatments of financial information;

•
providing advice to the Compensation Committee regarding staffing needs associated with the Company’s accounting and finance functions;

•
reviewing results of quarterly interim financial statements and the financial disclosure in the Company’s earnings press releases, registration statements, or current reports;

•
consulting with the Nominating Committee in reviewing related-party transactions;

•
reviewing the status of the Company’s Security Program including information security program as well as its fraud programs. It also includes updates to risk assessments, results of audit testing and details of any security breaches or violations, as well as any material changes to the program;

•
coordinating with the Company’s Information Technology & Information Security Committee regarding the oversight of the Company’s Security Program;

•
evaluating the status of the Company’s Consumer Compliance and Bank Secrecy Act, Anti-Money Laundering and Office of Foreign Assets Control programs, which includes updates to risk assessments, results of audit testing and details of any security breaches or violations, as well as any material changes to these programs;

•
monitoring and discussing with management and the internal auditors, as it deems appropriate, the overall scope, approach, staffing, locations, and plans for their audits, and the Company’s risk assessment and risk management policies;

•
reviewing the status and results of regulatory and material litigation risk exposure examinations;

•
receiving and reviewing any reports of evidence of a material violation of securities laws or breaches of fiduciary duty and consulting with third parties;

•
reviewing reports regarding violations of the Company’s codes of ethics and policy regarding transactions in Company securities by insiders;

•
overseeing the process and establishing procedures for the receipt, retention and treatment of complaints;

•
reviewing compliance with the Codes and insider trading policy; and

•
reviewing and assessing annually the adequacy of the Audit Committee Charter and, if appropriate, recommending changes to the Board for approval.

The Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. Once pre-approved, the services and pre-approved amounts are monitored against actual charges incurred and modified if appropriate.
To serve on the Audit Committee, Directors must meet financial competency standards and heightened independence standards set forth by the SEC and Nasdaq. In particular, each Audit Committee member:
•
must be financially literate;

•
must not have received any consulting, advisory, or other compensatory fees from the Company (other than in his or her capacity as a Director);

•
must not be the Company’s affiliate or the affiliate of any of the Company’s subsidiaries; and

•
must not serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Audit Committee.

Furthermore, at least one member of the Audit Committee must be an “audit committee financial expert” as defined by SEC rules.
The Board has determined that each member of the Audit Committee has no material relationship with the Company and each is otherwise independent under the applicable Nasdaq listing standards and meets the financial competency and heightened independence standards set forth above. The Board has determined that each of Mses. Glabe and Teglia and Mr. Sweeney, as well as Director nominee Gregory A. Smith, qualify as audit committee financial experts. During 2023, the Audit Committee met five times.
Compensation Committee
The Board has established a Compensation Committee which is responsible for the following, among other responsibilities:
•
establishing, in consultation with senior management, the Company’s overall compensation philosophy and overseeing the development and implementation of compensation programs and policies;

•
reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other senior management, evaluating the performance of the CEO and other senior management in light of those goals and objectives, and, either as a committee or together with the other independent members of the Board, setting the CEO’s and other senior management’s compensation levels based on this evaluation;

•
reviewing and approving in advance employment agreements, salary levels, salary increases and bonuses for executive and senior officers of the Company and, if appropriate, senior officers of its subsidiaries, including salaries and awards to newly-hired executives and senior officers of the Company;

•
reviewing levels of director stock ownership with respect to expectations set forth in the Company’s Corporate Governance Guidelines and reviewing levels of executive stock ownership with respect to expectations set forth in the stock ownership guidelines;

•
reviewing the Company’s compensation programs to assess the extent to which such practices encourage risk-taking (including compliance with the Company’s Volcker Rule Compliance Policy) or earnings manipulation, and taking any appropriate remedial actions, and providing any required disclosure regarding such reviews and certifying completion of such reviews, if necessary;

•
administering the Company’s stock incentive and employee stock purchase programs;

•
reviewing and recommending for Board approval additional executive compensation and employee benefit program, non-cash compensation programs, retirement and savings plans and any material changes to existing programs;

•
reporting to the Board regarding performance appraisals and remuneration information concerning senior management and reviewing with the CEO senior management promotions and employment of senior management candidates;

•
conferring with the CEO and other senior management regarding succession planning for senior executive officers and making any such recommendations to the Board;

•
reviewing and approving changes to be made to severance programs and forms of employment agreements and change-in-control agreements;

•
pre-approving all services provided by any independent compensation consultant retained to participate in the evaluation of executive compensation, other than services performed for the Nominating Committee in connection with non-employee Director compensation;

•
reviewing the results of any advisory shareholder votes on executive compensation (“say-on-pay” votes), and considering whether to recommend adjustments to the Company’s executive compensation policies and practices as a result of such votes;

•
recommending for approval by the Board how frequently the Company should conduct advisory shareholder votes on executive compensation, taking into account the results of any prior shareholder votes regarding the frequency of such votes;

•
developing and implementing policies with respect to the recovery or “clawback” of any excess incentive-based compensation, paid to any of the Company’s executive officers (within the meaning of Rule 10D-1 under the Securities and Exchange Act of 1934, as amended) based on erroneous data;

•
reviewing and assessing annually the adequacy of the Compensation Committee Charter and, if appropriate, recommending changes to the Board for approval; and

•
preparing the Compensation Committee Report for inclusion in the proxy statement, in accordance with SEC rules.

The Board has determined that each member of the Compensation Committee has no material relationship with the Company and each is otherwise independent under the applicable Nasdaq listing standards. During 2023, the Compensation Committee met six times. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee.

Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2023, there were no compensation committee interlocks or insider participation.
Risk Management Committee
The Board has established a Risk Management Committee which is responsible for the following, among other responsibilities:
•
reviewing and approving the Enterprise Risk Management Policy;

•
reviewing and approving the Risk Appetite Statement;

•
reviewing summary reports regarding the Company’s risk profile relative to the Risk Appetite Statement and associated metrics and risk tolerances;

•
reviewing the Company’s independent loan review plan and loan review results;

•
reviewing measures taken by the Company to identify, measure, monitor, manage and report its risks in the areas of credit, liquidity, interest rates and other market risks, operational risk, vendors, and financial models;

•
reviewing measures taken by the Company to identify, measure, monitor, manage and report its risks in the areas of information technology and information security, and reviewing the terms and conditions of the Company’s cybersecurity insurance coverage, in cooperation with the IT/IS Committee;

•
reviewing measures taken by the Company to identify, measure, monitor, manage and report its risks in the areas of legal and regulatory compliance, in cooperation with the Audit Committee of the Board;

•
reviewing the Company’s capital position including the Company’s annual capital planning and stress testing processes and results, in cooperation with the Finance Committee of the Board;

•
reviewing and approving additional policies as may be assigned to the Committee pursuant to the Company’s Enterprise Risk Management Policy, subject to the Board’s reservation of its authority to review and approve any such policies;

•
reviewing the status and results of regulatory examinations, any significant issues arising out of such examinations and related responses from management or the Board with respect to their impact on risk management practices;

•
meeting periodically with the Chief Risk Officer in separate executive sessions and discussing, among other items, the corporate risk management function’s independent responsibilities, budget and staffing;

•
coordinating with other committees of the Board and management committees as appropriate concerning risk management issues within the other committees’ respective areas of responsibility;

•
reviewing reports on special or emerging risk topics as deemed appropriate; and

•
reviewing and assessing annually the adequacy of the Risk Management Committee Charter and, if appropriate, recommending changes to the Board for approval.

The Board has determined that each member of the Risk Management Committee has no material relationship with the Company and each is otherwise independent under the applicable Nasdaq listing standards. During 2023, the Risk Management Committee met four times.
Finance Committee
The Board has established a Finance Committee to provide guidance to management regarding strategic opportunities and related financing transactions. In addition, the Finance Committee assists the Board in fulfilling its responsibilities with respect to the following, among other responsibilities:

•
reviewing the capital plan and cash position of the Company, and providing advice and guidance on the sources and uses of capital and expected returns on capital deployed;

•
reviewing and approving key strategic initiatives to determine if they are aligned with the Risk Appetite Statement;

•
reviewing and approving capital policies including the Capital Plan, the Capital Adequacy and Planning Policy and the Capital Contingency Plan;

•
reviewing and approving results of capital and earnings business plan, annual budget and forecasts;

•
reviewing and approving components of the capital stress testing process including stress test results;

•
reviewing holding company/intercompany capital actions, linking to current and forecasted capital levels;

•
reviewing and approving action plans to remediate gaps identified in the capital management process;

•
reviewing the Company’s financial policies, capital structure, strategy for obtaining financial resources, tax-planning strategies and use of cash flow;

•
reviewing and making recommendations with respect to any share repurchase programs and dividend policy;

•
reviewing proposed mergers, acquisitions, joint ventures and divestitures involving the Company and its subsidiaries;

•
reviewing and making recommendations with respect to private equity and other strategic investments;

•
reviewing and making recommendations with respect to issuing equity and debt securities;

•
providing advice to management with respect to the financial aspects of transactions by subsidiaries of the Company that require a vote by the Company, as a shareholder of such subsidiaries; and

•
reviewing and assessing annually the adequacy of the Finance Committee Charter and, if appropriate, recommending changes to the Board for approval.

The Board has determined that each member of the Finance Committee has no material relationship with the Company and each is otherwise independent under the applicable Nasdaq listing standards. During 2023, the Finance Committee met four times.
Information Technology/Information Security Committee
The Board has established an IT/IS Committee to provide guidance to management regarding information technology and information security. In addition, the IT/IS Committee assists the Board in fulfilling its responsibilities with respect to the following, among other responsibilities:
•
reviewing and approving the Company’s information technology strategic plan and planning process;

•
assessing the likelihood, frequency and severity of cyber attacks and data breaches;

•
reviewing and approving the development and implementation of the Company’s information technology and information security programs and policies in context of the Company’s risk profile;

•
reviewing the scope and effectiveness of the Company’s material information technology and information security infrastructure, including strategies for the design, development, implementation and maintenance of new technologies and systems;

•
coordinating with the Audit Committee regarding oversight of the Company’s Security Program;

•
reviewing the strategies and measures taken by the Company to identify, assess, monitor, control and mitigate its risks in the areas of information technology and information security;

•
reviewing and approving the data management strategy for the Company;

•
overseeing any independent third-party assessments of the Company’s information technology and information security programs and policies and data management strategy;

•
reviewing the effectiveness of business continuity/disaster recovery following cyber attacks, including adequate insurance coverage and incident response plans and testing; and

•
reviewing annually the adequacy of the IT/IS Committee Charter and, if appropriate, recommending changes to the charter to the Board for approval.

The Board has determined that each member of the IT/IS Committee has no material relationship with the Company and each is otherwise independent under the applicable Nasdaq listing standards. During 2023, the IT/IS Committee met four times.
Executive Committee
The Board has established an Executive Committee to provide guidance and counsel to the Company’s management team on significant matters and to take action on behalf of the Board between meetings of the Board or when it is not feasible to convene a meeting of the full Board for timely consideration of the actions proposed to be taken. The Executive Committee may exercise all authority of the Board including, without limitation, the approval of acquisition, financing and other business transactions not involving the issuance of Company stock or approval by shareholders, except as otherwise prohibited by law.
The Board has determined that each member of the Executive Committee, except for Messrs. Wehmer and Crane, has no material relationship with the Company and is otherwise independent under the Nasdaq listing standards. During 2023, the Executive Committee did not formally convene.
DIRECTOR COMPENSATION
The Company seeks to compensate its non-employee Directors in a manner that attracts and retains qualified candidates to serve on the Board and to compensate such Directors for their service on the Board in an amount that is commensurate with their role and involvement. In setting non-employee Director compensation, the Nominating Committee and the Board consider the significant amount of time the Directors expend in fulfilling their duties as well as the skill level required.
2023 Compensation for Non-employee Directors
For their service to the Company in 2023, non-employee Directors were entitled to an annual retainer fee (the “Annual Retainer”), attendance fees for committee meetings and certain Board meetings, and a payment for service as a chair of the Board or of certain committees (other than the Annual Retainer, “Other Director Fees”). Additionally, non-employee Directors who serve as a director of any of the Company’s subsidiaries are entitled to compensation for such service. The 2023 non-employee Director compensation program did not change as compared to the 2022 program. Directors who are employees of the Company receive no additional compensation for their service on the Board.
Annual Retainer.   In 2023, the Company paid an Annual Retainer to non-employee Directors of $140,000. As explained further below, this amount may be paid in cash or in shares of the Company’s Common Stock.
Board Meeting Attendance Fees.   The Company does not pay an attendance fee for meetings of the Board; however, in the event the Company holds more than six Board meetings in one year, non-employee Directors will receive per meeting fees of $2,000 for in-person attendance, or $1,500 for telephonic/virtual attendance, for each such additional Board meeting the Director attends.
Committee Meeting Attendance Fees.   Non-employee Directors received an attendance fee for 2023 service on committees of the Board. Non-employee Directors received $1,700 per committee meeting attended, except for Audit Committee members, who received a $2,000 per meeting attendance fee.
Committee Chairs.   In 2023, each of the Chair of the Audit Committee, the Chair of the Compensation Committee, the Chair of the Finance Committee, the Chair of the IT/IS Committee, the Chair of the

Nominating Committee, and the Chair of the Risk Management Committee were entitled to an additional annual fee of $25,000. In 2023, the Company paid the Chairman of the Board an additional annual fee of $60,000.
Subsidiary Directorships.   Non-employee Directors who serve on the boards of directors of our subsidiaries are entitled to compensation for such service. No independent member of the Company’s Board serves on more than one subsidiary board other than Ms. Glabe, Dr. McKinney, and Mr. Heitmann.
2023 Directors Deferred Fee and Stock Plan
During its 2023 review of Director compensation, the Nominating Committee considered a director compensation review prepared by Meridian Compensation Partners LLC (“Meridian”), the consultant to the Compensation Committee, which included compensation data for non-employee directors from the Company’s then-current peer group (which is further described in the Compensation Discussion & Analysis section of this Proxy Statement).
Based on this review of director compensation data (which was based on the most recent proxy statement filed by each member of the Company’s peer group at the time), the Nominating Committee recommended, and the Board determined, to increase the Annual Retainer to $160,000 per Director, effective January 1, 2024. Additionally, it was determined that the 2024 non-employee Director compensation program would be modified in the following respects: (i) addition of an annual retainer of $10,000 per committee served on by each director (other than Executive Committee); and (ii) elimination of committee meeting attendance fees (other than a meeting attendance fee of $2,000 per meeting payable only if more than 5 committee meetings were convened within a year).
Stock Ownership Requirements Applicable to Directors
To strengthen the alignment of interests between Directors and shareholders, the Board maintains a minimum stock ownership guideline for Directors, which requires Directors to own Common Stock (or Common Stock equivalents) having a value of at least four times the then-current annual retainer fee paid to non-employee Directors. For 2023, this resulted in an ownership requirement of $560,000 and for 2024, this will result in an ownership requirement of $640,000. This minimum stock ownership is required to be met within four years of joining the Board. In the event the annual retainer fee is increased, Directors will have four years to meet the incremental ownership requirement. As of the Record Date, all of the Company’s non-employee Directors either own sufficient shares to meet the stock ownership guideline or are expected to meet the minimum stock ownership guideline within the prescribed time frame.
Directors Deferred Fee and Stock Plan
The 2005 Directors Deferred Fee and Stock Plan (“Director Plan”) is a program that allows non-employee Directors to receive their Director fees in either cash or Common Stock. Under the Director Plan, Directors may also choose to defer the receipt of the Annual Retainer delivered in the form of Common Stock or defer the receipt of Other Director Fees in the form of cash or Common Stock.
A Director will receive all fees in cash unless he or she elects to receive such fees in shares of the Company’s Common Stock. The number of shares of Common Stock to be issued will be determined by dividing the fees earned during a calendar quarter by the fair market value (as defined in the Director Plan) of the Common Stock on the last trading day of the preceding quarter.
Under the Director Plan, a Director may elect to defer receipt of shares of Common Stock received as an Annual Retainer or as Other Director Fees. If a Director elects to defer his or her receipt of fees paid in Common Stock, the Company will maintain on its books deferred stock units (“Units”) representing an obligation to issue shares of Common Stock to the Director. The number of Units credited will be equal to the number of shares that would have been issued but for the deferral election. Additional Units will be credited at the time dividends are paid on the Common Stock. The number of additional Units to be credited each quarter will be computed by dividing the amount of the dividends that would have been received if the Units were outstanding shares by the fair market value of the Common Stock on the last trading day of the preceding quarter. Because Units represent a right to receive Common Stock in the future, and not actual shares, there are no voting rights associated with them. In the event of an adjustment in the Company’s capitalization or a merger or other transaction that results in a conversion of the Common Stock, corresponding adjustments will be made to the Units. The Director will be a general unsecured creditor of the Company for purposes of the Common Stock to be paid in the future. The shares of Common Stock represented by the Units will be issued to the Director in accordance with the deferral election of the Director.
The Director Plan also permits deferral of Other Director Fees in cash. If a Director elects to defer receipt of Other Director Fees in cash, the Company will maintain on its books a deferred compensation account representing an obligation to pay the Director cash in the future. The amount of the Director’s fees will be credited to a Director’s deferred compensation account as of the date such fees otherwise would be payable to the Director. All amounts in such account will accrue interest based on the 91-day Treasury Bill discount rate, adjusted quarterly, until paid. Accrued interest will be credited at the end of the quarter.
No funds will actually be set aside for payment to the Director and the Director will be a general unsecured creditor of the Company for the purposes of the amount in his or her deferred compensation account.
The amount in the deferred compensation account will be paid to the Director in accordance with the deferral election of the Director.
All deferrals under the Director Plan will be deferred until the 15th of January following the retirement of such Director from the Board and each of its subsidiaries, or, at the election of the Director at the time of deferral, until the first, second, third, fourth or fifth anniversary of such retirement.
2023 Director Compensation Table
The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2023.
(a) Name	(b) Fees Earned or Paid in Cash ($)(1)	(c) Stock Awards ($)	(d) Option Awards ($)	(e) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(f) All Other Compensation ($)(2)	(g) Total ($)
Elizabeth H. Connelly	207,420	—	—	—	3,799	211,219
Peter D. Crist	188,800	—	—	—	111,914	300,714
William J. Doyle	155,300	—	—	—	20,910	176,210
Marla F. Glabe	156,800	—	—	—	11,903	168,703
H. Patrick Hackett, Jr.	200,000	—	—	—	4,819	204,819
Scott K. Heitmann	178,600	—	—	—	44,302	222,902
Brian A. Kenney	153,600	—	—	—	1,182	154,782
Deborah L. Hall Lefevre	180,300	—	—	—	15,960	196,260
Suzet M. McKinney	157,000	—	—	—	4,500	161,500
Gary D. “Joe” Sweeney	156,800	—	—	—	11,650	168,450
Karin Gustafson Teglia	185,200	—	—	—	25,149	210,349
Alex E. Washington, III	175,200	—	—	—	27,238	202,438

(1)
Represents fees for services as non-employee Directors of the Company. During 2023, certain Directors elected to receive fees in Common Stock, in lieu of cash payments, as follows:

Name	Fees Earned in Common Stock ($)
Elizabeth H. Connelly	207,420
Peter D. Crist	188,800
William J. Doyle	155,300
Marla F. Glabe	156,800
Scott K. Heitmann	66,000
Brian A. Kenney	153,600
Deborah L. Hall Lefevre	180,300
Karin Gustafson Teglia	185,200
Alex E. Washington, III	175,200
As of December 31, 2023, Directors held unissued Units under the Director Plan as follows: Ms. Connelly: 4,075 Units; Mr. Crist: 67,815 Units; Mr. Doyle: 14,541 Units; Ms. Glabe: 2,213 Units; Mr. Hackett: 3,052 Units; Mr. Heitmann: 14,678 Units; Mr. Kenney: 2,034 Units; Ms. Lefevre: 11,615 Units; Ms. Teglia: 12,736 Units; and Mr. Washington: 9,974 Units.
(2)
Includes fees paid in cash and stock, both currently paid and deferred, for services as directors of the Company’s subsidiaries. Also includes dividends earned on fees deferred as described above. Directors with $10,000 or more in “All Other Compensation” for the fiscal year ended December 31, 2023 were: Mr. Crist ($104,464 in dividends earned and $7,450 in fees for service as a director of one of the Company’s subsidiaries); Mr. Doyle ($20,910 in dividends earned); Ms. Glabe ($1,303 in dividends earned and $10,600 in fees for service as a director or member of the executive advisory committee of five of the Company’s subsidiaries or divisions); Mr. Heitmann ($22,302 in dividends earned and $22,000 in fees for service as a director of four of the Company’s subsidiaries); Ms. Lefevre ($15,960 in dividends earned); Mr. Sweeney ($11,650 in fees for service as a director of one of the Company’s subsidiaries); Ms. Teglia ($17,549 in dividends earned and $7,600 in fees for service as a director of one of the Company’s subsidiaries); and Mr. Washington ($13,238 in dividends earned and $14,000 in fees for service as a director of one of the Company’s subsidiaries).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
The following table sets forth the beneficial ownership of the Common Stock as of the Record Date (except as otherwise indicated), with respect to (i) each Director, nominee for Director and each NEO (as defined herein) of the Company; (ii) all Directors and executive officers of the Company as a group; and (iii) significant shareholders known to the Company to beneficially own in excess of 5% of the Common Stock. The table below also provides information regarding ownership of restricted stock units and deferred shares held by such persons. Unless otherwise indicated, the listed person has sole voting and dispositive power.
	Amount of Common Stock Beneficially Owned(1)	Total Percentage Beneficial Ownership(1)	Other Ownership
			Restricted Stock Units(2)	Deferred Shares(3)	Total Ownership(4)	Total Percentage Ownership(4)
Directors
Elizabeth H. Connelly	—	*	—	4,075	4,075	*
Timothy S. Crane**	32,226	*	29,633	—	61,859	*
Peter D. Crist	—	*	—	67,815	67,815	*
William J. Doyle	131	*	—	14,541	14,672	*
Marla F. Glabe	19,482	*	—	—	19,482	*
H. Patrick Hackett, Jr.	44,184	*	—	3,052	47,236	*
Scott K. Heitmann	9,827	*	—	14,678	24,505	*
Brian A. Kenney	8,634	*	—	—	8,634	*
Deborah L. Hall Lefevre	—	*	—	11,615	11,615	*
Suzet M. McKinney	—	*	—	—	—	*
Gary D. “Joe” Sweeney	7,223	*	—	—	7,223	*
Karin Gustafson Teglia	6,188	*	—	10,182	16,370	*
Alex E. Washington, III	5,617	*	—	9,974	15,591	*
Edward J. Wehmer**	131,228	*	70,237	21,494	222,959	*
Director Nominee not currently serving
Gregory A. Smith	—	*	—	—	—	*
Named Executive Officers
David A. Dykstra	157,217	*	55,495	—	212,712	*
Richard B. Murphy	39,462	*	11,030	—	50,492	*
David L. Stoehr	8,145	*	8,336	—	16,481	*
Kathleen M. Boege	12,595	*	7,283	—	19,878	*
Total Directors & Executive Officers (23 persons)	560,529	*	195,629	157,426	913,584	*
Total Continuing Directors & Executive Officers (23 persons)	553,306	*	195,629	157,426	906,361	*
Significant Shareholders
The Vanguard Group, Inc.(5)	6,208,585	10.14%	—	—	6,208,585	10.14%
BlackRock, Inc.(6)	5,803,360	9.5%	—	—	5,803,360	9.5%
FMR, LLC(7)	4,298,290	7.019%	—	—	4,298,290	7.019%

*
Less than 1%.

**
Messrs. Wehmer and Crane are also NEOs.

(1)
Beneficial ownership and percentages are calculated in accordance with SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) as of the Record Date.

(2)
Includes vested and unvested restricted stock units representing shares that are not issuable within 60 days of the Record Date. Does not include unvested performance-based restricted stock units. The executive officers do not have voting power with respect to the shares listed in this column.

(3)
Includes deferred Units held in our Director Plan. For Mr. Wehmer, includes deferred performance-based restricted stock units that have vested. None of the shares in this column are issuable within 60 days of the Record Date. Neither the directors nor the executive officers have voting power with respect to the shares listed in this column.

(4)
Total includes beneficial ownership of Common Stock as of the Record Date, plus the restricted stock units and deferred shares as indicated in the table.

(5)
Based solely on information obtained from a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 13, 2024 reporting beneficial ownership as of December 29, 2023. According to this report, Vanguard’s business address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard has indicated that it holds shares of our Common Stock together with certain of its subsidiaries. Vanguard has shared voting power with respect to 32,740 of these shares, sole dispositive power with respect to 6,109,556 shares and shared dispositive power with respect to 99,029 of these shares.

(6)
Based solely on information obtained from a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 24, 2024 reporting beneficial ownership as of December 31, 2023. According to this report, BlackRock’s business address is 50 Hudson Yards, New York, New York 10001. BlackRock has indicated that it holds shares of our Common Stock together with certain of its subsidiaries. BlackRock has sole voting power with respect to 5,556,508 of these shares and sole dispositive power with respect to 5,803,360 of these shares.

(7)
Based solely on information obtained from a Schedule 13G/A filed by FMR LLC (“FMR”) and Abigail P. Johnson with the SEC on February 9, 2024 reporting beneficial ownership as of December 29, 2023. Ms. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. According to this report, FMR’s business address is 245 Summer Street, Boston, Massachusetts 02210. FMR has indicated that it holds shares of our Common Stock together with certain of its subsidiaries. FMR has sole voting power with respect to 4,293,295 of these shares and sole dispositive power with respect to 4,298,290 of these shares. Ms. Johnson has indicated that she also has sole dispositive power with respect to these 4,298,290 shares.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers and any person who beneficially owns greater than 10% of the Common Stock to file reports of holdings and transactions in the Common Stock with the SEC.
Based solely on a review of the Section 16(a) reports furnished to us with respect to 2023 and written representations from our Directors and executive officers, we believe that all Section 16(a) filing requirements applicable to each covered person were satisfied during 2023 and during the subsequent period through the date of this Proxy Statement, except that the Company determined that (a) 279 shares of Common Stock acquired by Ms. Connelly in connection with shares earned from the first quarter of 2022 for services as a Director of the Company were inadvertently not reported, which was subsequently corrected on a Form 4 filed with the SEC on July 5, 2023; and (b) 3,310 shares of Common Stock withheld on March 27, 2024 to satisfy a tax liability of Mr. Wehmer incident to his receipt of previously restricted shares of Common Stock inadvertently were not reported when withheld, which was subsequently corrected on a Form 4 filed with the SEC on April 2, 2024.
RELATED PARTY TRANSACTIONS
Director Independence
A Director is independent if the Board affirmatively determines that he or she has no material relationship with the Company other than serving as a Director of the Company and he or she otherwise satisfies the independence requirements of the Nasdaq listing standards. A Director is “independent” under the Nasdaq listing standards if the Board affirmatively determines that the Director has no material relationship with us directly or as a partner, shareholder or officer of an organization that has a relationship with us. Direct or indirect ownership of even a significant amount of our stock by a Director who is otherwise independent will not, by itself, bar an independence finding as to such Director.
The Board has reviewed the independence of our current Directors and nominees and found that each of them are independent under the applicable Nasdaq listing standards, except Edward J. Wehmer, who currently serves as our Founder and Senior Advisor and Executive Chairman of the Board of Directors, and Mr. Crane, who currently serves as our President and CEO. Accordingly, more than 85% of the members of the Board are independent, including the Chairman of the Board.
Related Party Transactions
We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, 5% or more beneficial owners of our Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related party transactions.”
The Audit Committee and the Nominating Committee are jointly responsible for the review and approval of each related party transaction exceeding $120,000. Such committees consider all relevant factors when determining whether to approve a related party transaction including, without limitation, whether the terms of the proposed transaction are at least as favorable to us as those that might be achieved with an unaffiliated third party. Among other relevant factors, the Audit Committee and the Nominating Committee consider the following:
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the size of the transaction and the amount of consideration payable to a related person;

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the nature of the interest of the applicable executive officer, Director or 5% shareholder in the transaction;

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whether the transaction may involve a conflict of interest;

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whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties; and

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whether the proposed transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

Some of the executive officers and Directors of the Company are, and have been during the preceding year, customers of the Company’s banking subsidiaries (the “Banks”), and some of the officers and Directors of the Company are direct or indirect owners of 10% or more of the stock of corporations which are, or have been in the past, customers of the Banks. Extensions of credit by the Company and its banking subsidiaries to “insiders” of the Company and its subsidiaries are also regulated by Regulation O adopted under the Federal Reserve Act and the Federal Deposit Insurance Corporation Improvement Act. It is the Company’s policy that any transactions with persons whom Regulation O defines as “insiders” (i.e., executive officers, Directors, principal shareholders and their related interests) be engaged in the same manner as transactions conducted with all members of the public. As such customers, they have had transactions in the ordinary course of business of the Banks, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. In the opinion of management of the Company, none of the transactions involved more than the normal risk of collectability or presented any other unfavorable features. Additionally, in certain cases, a family member of an executive officer or Director of the Company serves as a director of a Bank or is employed in a non-executive role by the Company or an affiliate of the Company on terms that are consistent with their peers and at market compensation levels that are commensurate with their roles. In no case does an immediate family member directly report to a related executive officer or Director. Other than as described above, since January 1, 2023, no transaction was identified as a related party transaction.
CORPORATE SOCIAL RESPONSIBILITY
We know that many of our shareholders expect that we conduct our business in a socially responsible manner through our actions and interactions with our clients, colleagues and within the communities that we serve. Since the Company was founded, we have worked to integrate corporate social responsibility into all of the Company’s activities, and the Board carefully considers corporate social responsibility when it works with management to determine the Company’s strategic priorities and plans to achieve such priorities. We strive to be a good corporate citizen by conducting our business in an environmentally responsible manner, by operating as an employer that is committed to our vibrant and diverse workforce and, through our fifteen chartered community banks, by maintaining strong ties to the communities in which our clients live, work and do business. Although not an exhaustive list, examples of the Company’s activities that reflect our strong commitment to corporate social responsibility include:
Community Service and Partnership
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We collaborate with a wide range of nonprofits and community organizations to strengthen low-to- moderate income neighborhoods through our community outreach programs.

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We provided financial support of approximately $15 million to nonprofit organizations in 2023.

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We provide financial education throughout the communities that are served by Wintrust community banks. Our 2023 financial education involved approximately 1,200 sessions, 16,000 workshop attendees, and 3,000 teaching hours.

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We currently maintain an “Outstanding” rating under the Community Reinvestment Act at thirteen of fifteen of our community bank charters.

Environmental Sustainability
At Wintrust we strive to minimize our environmental impact. Although as a financial services company our energy use and water use are relatively small, we nevertheless take pride in promoting natural resource conservation through recycling and water and energy conservation. In our efforts to promote greater environmental responsibility and operate at an increased level of resource efficiency we:
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Endeavor to reduce water consumption at our local bank branches and corporate headquarters, in most cases using low-volume flush valves and motion-activated faucets that help us reduce our water use.

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Continue to measure and track energy consumption and greenhouse gas emissions for each owned location.

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Enhance air quality in all of our buildings combining improved Minimum Efficiency Reporting Value (MERV) ratings in our air filters and bipolar ionization technology to deliver clean air to our spaces for our customers and employees.

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Construct and remodel our buildings utilizing environmental best practices wherever possible. All new construction of our buildings have LED lighting and high efficiency HVAC systems. Our strategy is to meet and, in many cases, exceed the guidelines for LEED (Leadership in Energy and Environmental Design) and ENERGY STAR certification, and several of our locations are LEED or ENERGY STAR certified, although we generally forego the expense of formal certification.

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Our corporate headquarters received ENERGY STAR certification when it opened in 2013, receiving a score of 75 out of 100, making our headquarters building a top performer in terms of energy performance standards and greenhouse gas emissions. Additional environmental sustainability initiatives on our headquarters campus include geothermal energy systems, high efficiency HVAC systems, LED lighting and modernized elevators for maximum energy efficiency.

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Seek opportunities to expand recycling programs throughout our locations, in addition to existing paper recycling and shred services in all of our locations.

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Encourage conservation and recycling in the communities we serve via paperless statements and other electronic deliveries to our customers, as well as document imaging of records in lieu of paper storage.

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Improve cleaning protocols, procedures and cleaning solutions in an effort, each day, to keep work spaces and surfaces clean.

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Efforts to reduce our carbon footprint and energy consumption, as measured for calendar year 2023 over 2022, have had favorable results with a slightly larger footprint. We have reduced KWH consumption in our property portfolio and reduced greenhouse gas emissions.

Employee Engagement and Welfare
We believe that Wintrust has been recognized as a top workplace because of the commitment we have made to our employees and their families, as further described below:
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Our highly desirable health care plans reflect a sincere investment in our colleagues’ physical, emotional and financial well-being. Offering premium coverage through our health insurance provider, our employees are afforded a large network of doctors and on average, Wintrust pays approximately 80% of monthly medical premiums for employees enrolled.

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Other benefits cover a wide range of employer-sponsored and voluntary offerings, that include short-and long-term disability insurance, paid parental leave, travel and adoption assistance, tuition reimbursement, medical and dependent care pre-tax savings/spending accounts, discounted employee stock purchase plan, retirement benefits, life insurance, accident, critical illness, prepaid legal, hospital indemnity and various banking benefits offered through deposits and loan products.

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Continued to drive employee health and well-being engagement by introducing a Wellness Microsite sharing resources, tools and events available for team members and their families. Supported engagement through various initiatives to include onsite biometric wellness screening and flu shot clinics, virtual wellness sessions offered throughout the year on education addressing a variety of topics including personal heath and wellbeing, anxiety, depression, resiliency for working parents, nutrition, ergonomics and virtual cooking classes.

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Continued support for discounted childcare benefits for employees.

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Offered employee assistance program resources designed to assist employees and their families with various challenges related to overall wellness and the demands of balancing work and family life, financial well-being, counseling support, crisis care, stress management and mental health issues.

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Our compensation programs support a pay-for-performance philosophy by providing holistic competitive base salaries and incentives that allow us to be an employer of choice in the markets in which we compete for talent while supporting equitable and fair treatment of our employees.

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We provide short-term and long-term bonus incentives, commissions, ad hoc awards and equity awards that are designed to attract, retain and engage behavior essential to support the success of Wintrust.

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We provide employees with opportunities to enhance their knowledge, skill sets and training via comprehensive online and in-person course offerings. Annually, each employee is required to complete a robust suite of online training modules, including courses focused on financial institution compliance and regulatory frameworks, as well as cybersecurity. In addition, the Company provides periodic updates to employees regarding best practices for maintaining a secure cyber environment and protecting personal and company information through our manager and employee newsletters.

Diversity and Inclusion
Wintrust has an unwavering commitment to creating a diverse and inclusive culture where every colleague can be successful. Our expressed vision is: To reinforce Wintrust as an employer of choice and responsible corporate citizen that reflects the diverse markets in which we operate. We will take inclusive approaches to all we do across the enterprise and make our commitment evident by leveraging diverse internal and external assets to drive continued success. This vision, anchored by the One Wintrust Diversity & Inclusion Roadmap, is manifested throughout the organization in numerous ways, including:
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We have a formal equal employment policy which requires that persons are recruited, hired, assigned, promoted and subject to personnel action without regard to race, national origin, religion, age, color, sex, sexual orientation, gender identity, gender expression, disability, protected veteran status, or any other characteristic protected by local, state, or federal laws, rules or regulations. We also have a formal policy prohibiting sexual harassment in the workplace, reinforced by annual mandatory trainings for all employees.

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We expanded the “shared responsibility in action” theme by launching Paired To Win: Advocacy in 2022, a program consisting of 12-month advocate-protégé partnerships which paired one-on-one select high-potential protégés with senior executive sponsor-advocates. The protégé cohort included 67% female and 35% minority mid-level leaders. The program objective is to accelerate development and exposure of the protégés, and to strengthen a multicultural pipeline of leaders that would be promotable within one to three years after launching the partnership. We have seen 46% of the protégés promoted within the Wintrust enterprise since the initial phase of the program concluded in 2023.

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We introduced Paired To Win: Mentoring, a program launched in 2023 leveraging a user-friendly online platform designed to enable access to mentoring for all employees across the enterprise. The inaugural year we saw 25% of our employee population enroll in this six-month mentoring journey. The program’s success has been evident in its far-reaching impact. We saw comparable participation numbers across each entity, showcasing the program’s broad appeal and effectiveness. 80% of the matches were cross-entity and 90% were cross-departmental, facilitating a wide range of perspectives and experiences and new connections across businesses. Both Paired To Win mentoring and sponsorship programs encourage taking personal responsibility for career development and directly support the Wintrust IOU Proposition, which is to hire In increasingly diverse talent pools, move talent Over to other parts of the Company for growth and development, and promote talent Up into roles of higher responsibility.

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We presented the first Wintrust Future Leaders Scholarship. The scholarship recognized two of our exceptional student interns, and aims to support them in their academic endeavors, encouraging them to continue developing their business, leadership, and finance skills while making a positive impact in their communities. This award is designed to support the intern recipients and ensure that financial barriers do not hinder their educational pursuit.

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We received the Outstanding DEI Overall Program Award from the American Bankers Association. This inaugural award recognizes ABA member banks for their internal-facing programs, initiatives, and activities focused on improving diversity, equity and inclusion for their workforces.

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We signed a letter of commitment to the United States Army’s Partnership for Your Success (PaYS) program guaranteeing interviews and potential employment for soldiers upon completion of their first term of active duty or Army Reserve training.

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We reach diverse talent pools by establishing a number of strategic partnerships to attract the best talent from the widest sources, ensuring diverse cohorts of emerging professionals in the Wintrust Credit Academy, an internal banker development program, doing our part to reshape the banking and financial services industry to meet an increasingly diverse marketplace. We are a longtime and active participant in the Financial Service Pipeline (“FSP”) initiative. Now in its eleventh year, FSP is a consortium of banks and financial services firms collaborating on methods to increase representation of African Americans and Latinos in Chicago’s banking and financial services industry. Wintrust has been an active member since 2014. Information on FSP may be located at
https://www.fspchicago.org/about-us/.

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We drive employee engagement and further foster organizational inclusiveness through business resource groups (“BRGs”), which are grassroots networks of employees who provide unique perspective to real business challenges such as the human capital matters of talent attraction, hiring and development, as well as market awareness in order to drive continued success for Wintrust. BRGs are open to all employees across the enterprise, allowing personal choice for membership based on various dimensions of diversity, including racial and ethnic identity, sexual orientation and gender identity and expression, career status and leadership affinity. As of the end of 2023, over 18% of Wintrust employees have registered as members of one or more BRG.

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We actively engage in forums, collaborations and consortiums aimed at curbing racial and financial inequity.

These and many other efforts are fortified by the unwavering commitment of senior executives from across the Company to promote commitment, accountability, and progress toward being an organization where everyone can excel and contribute to future Company success.
Details of achievements in pursuit of employee well-being, diversity and inclusion, community engagement and other equitable practices can be found on the Company’s website at
https://www.wintrust.com/, with community impact reports and highlights at https://www.wintrust.com/
our-story/community-impact.html and further detail regarding diversity and inclusion at
https://www.wintrust.com/lp/2020/diversity-inclusion.html.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
The Company’s Board is currently comprised of 14 Directors, each serving a term that will expire at this year’s Annual Meeting or until a successor has been elected and qualified. 14 individuals are standing for election at the Annual Meeting to serve on the Board until the next Annual Meeting or until a successor has been elected and qualified.
The Board, acting pursuant to the recommendation of the Nominating Committee, has nominated each incumbent Director, who are standing for election, other than Mr. Sweeney, who is not standing for election. Additionally, the Board, acting pursuant to the recommendation of the Nominating Committee, has nominated Gregory A. Smith for election to the Board. Each nominee has indicated a willingness to serve, and the Board has no reason to believe that any of the nominees will not be available for election. However, if any of the nominees is not available for election, proxies may be voted for the election of other persons selected by the Board. Proxies cannot, however, be voted for a greater number of persons than the number of nominees named. Shareholders of the Company have no cumulative voting rights with respect to the election of Directors.
It is expected that, pending re-election at the Annual Meeting, H. Patrick Hackett, Jr. will continue serve as non-executive Chairman of the Board following the Annual Meeting. Assuming each Director nominee is elected to serve on the Board until the next Annual Meeting, the membership of the Board and each of its committees following the Annual Meeting, is expected to be as reflected in the following chart.
Name	Age At Annual Meeting	Director Since	Committees	Subsidiaries/Divisions
Elizabeth H. Connelly	59	2022	Compensation (Chair) Risk Management Executive	—
Timothy S. Crane	62	2023	Executive	Shared officer and advisory director of each subsidiary
Peter D. Crist	72	1996	Compensation Finance Nominating (Chair) Executive	Hinsdale Bank
William J. Doyle	73	2017	Finance Nominating	—
Marla F. Glabe	70	2015	Audit IT/IS	Great Lakes Advisors Wintrust Investments The Chicago Trust Company FIRST Insurance Funding Wintrust Life Finance
H. Patrick Hackett, Jr., Chairman of the Board	72	2008	Executive (Chair)	Wintrust Bank (Advisory Director)
Scott K. Heitmann	75	2008	IT/IS Risk Management (Chair) Executive	Great Lakes Advisors Wintrust Investments The Chicago Trust Company Wintrust Bank
Brian A. Kenney	64	2023	Nominating Risk Management (Vice Chair)	—
Deborah L. Hall Lefevre	56	2019	IT/IS (Chair) Nominating Executive	—

Name	Age At Annual Meeting	Director Since	Committees	Subsidiaries/Divisions
Suzet M. McKinney	51	2021	Audit Compensation	Great Lakes Advisors Wintrust Investments The Chicago Trust Company
Gregory A. Smith	60	—	Audit Finance	—
Karin Gustafson Teglia	56	2019	Audit (Chair) Compensation Executive	Hinsdale Bank
Alex E. Washington, III	50	2020	Finance (Chair) Compensation Executive	Wintrust Bank
Edward J. Wehmer	70	1996
As indicated in the following matrix, based on each Director’s self-identified data, the Board is comprised of 36% women and 64% men, and includes two individuals (approximately 14% of the Board) who identify as members of a racial or ethnic minority group (African-American). None of the Directors have self-identified as LGBTQ+. This diversity information is the same for the 14 current directors and the 14 director nominees.
Board Diversity Matrix As of April 4, 2024
Total Number of Directors:	14
Part I: Gender Identity:	Female	Male
Directors	5	9
Part II: Demographic Background:
African American or Black	1	1
White	4	8
Nominees for Election at the 2024 Annual Meeting of Shareholders
Elizabeth H. Connelly (59), Director since 2022.   Ms. Connelly is Senior Vice President, Vertical Markets and a Member of the Executive Committee for CDW Corporation (Nasdaq) (“CDW”), a leading multi-brand technology solutions provider to business, government, education and healthcare organizations in the United States, the United Kingdom, and Canada. She has more than 30 years of experience in managing a spectrum of complex businesses, including human resources, commercial banking with a focus in the healthcare, higher education and not-for-profit sectors, and private wealth management. Ms. Connelly possesses a keen ability for building high-performing teams, fostering best-in-class culture, and delivering strong results. Before assuming her current role at CDW, Ms. Connelly was Chief Human Resources Officer and Senior Vice President of Coworker Services. She was responsible for leading the development and implementation of CDW’s talent strategy, including talent acquisition, employment branding, organizational and leadership development, sales training, compensation, benefits, diversity and inclusion, performance management and succession planning.
Prior to joining CDW in 2018, Ms. Connelly served since 2012 as the Head of the Healthcare, Higher Education and Not-for-Profit Commercial Banking business unit at J.P. Morgan Chase, a leading global financial services firm, where she led business groups that were national in scope and provided treasury, credit and specialized industry solutions to more than 3,000 clients. Previously, she served as the firm’s Midwest Region Head for the Private Wealth Management business unit and, prior to that, she held several leadership roles in Capital Markets at Bank One. Additionally, Ms. Connelly serves as a director of the Catholic Extension Society and the Polk Bros. Foundation. She is also a trustee for the Shedd Aquarium, and she serves on the Board of Regents for Georgetown University. In addition, she is a member of the Economic Club of Chicago, The Chicago Network, the Executives Club of Chicago, the National Association of

Corporate Directors, and the Women Corporate Directors Foundation. Ms. Connelly earned a bachelor’s degree in foreign service from Georgetown University and a master’s degree in business administration from Northwestern University’s Kellogg School of Management.
Ms. Connelly’s experience in the banking industry, including service in several leadership roles at J.P. Morgan Chase and Bank One, provide her with knowledge of the financial services business, generally, and the business of community banking, in particular. Her experience in human resources at CDW provides her with insight into the attraction and retention of talent, including within the realm of diversity and inclusion, which is of importance to the Company.
Timothy S. Crane (62), Director since 2023.   Mr. Crane was appointed to serve as a Director of the Company in January 2023. He joined the Company in August 2008 and has held a series of executive management roles. Mr. Crane currently serves as President and Chief Executive Officer of the Company. Prior to the transition to his current role on May 1, 2023, Mr. Crane served as President of the Company since February 2020, after previously holding the title of Executive Vice President, Senior Market Head and Treasurer since February 2017, during which time he was responsible for oversight of Wintrust’s subsidiary banks, banking operations and treasury business. Previously, in January 2016, Mr. Crane was appointed to serve as Corporate Treasurer of the Company.
Before joining the Company, Mr. Crane served as President of Harris Bankcorp (Harris Bank, Bank of Montreal) in Chicago, where he was employed for 24 years. He also serves on the boards of the Metropolitan Family Services and the Bank Administration Institute and serves as a Trustee of DePaul University. In addition, he serves as an Advisory Director for each of the Company’s main operating subsidiaries.
Mr. Crane brings a wealth of knowledge to the Board of Directors relating to banking operations, regulations, financial management, and mergers and acquisitions. He is one of two members of the Board who is also an executive officer of the Company. As such, he provides views of the management of the Company and substantial insight into the operations of the Company.
Peter D. Crist (72), Director since 1996.   Mr. Crist served as the Company’s Chairman from 2008 to 2017. He currently is the Chair of the Nominating Committee. Mr. Crist founded Crist/Kolder Associates, an executive recruitment firm, which focuses on chief executive officer and director searches, in 2003 and has served since inception as its Chairman and Chief Executive Officer. From December 1999 to January 2003, Mr. Crist served as Vice Chairman of Korn/Ferry International (NYSE), the largest executive search firm in the world. Previously, he was President of Crist Partners, Ltd., an executive search firm he founded in 1995 and sold to Korn/Ferry International in 1999. Immediately prior thereto he was Co-Head of North America and the Managing Director of the Chicago office of Russell Reynolds Associates, Inc., the largest executive search firm in the Midwest, where he was employed for more than 18 years. He currently serves as a director of Northwestern Memorial Hospital, where he is Chair of the Nominating and Corporate Governance Committee. Mr. Crist is a director of Hinsdale Bank.
Mr. Crist’s experience assisting companies with executive searches provides him with insight into the attraction and retention of Company personnel, an important concern of the Company. In addition, Mr. Crist’s experience as an executive of several large, Chicago-based businesses provides him with insight into the management and operational challenges and opportunities facing the Company in its markets. He also brings experience as the previous Chair of the Compensation Committee of Northwestern Memorial Hospital. Additionally, Mr. Crist’s experience as a director of Hinsdale Bank gives him valuable insight into the Company’s banking operations.
William J. Doyle (73), Director since 2017.   Mr. Doyle served as President and Chief Executive Officer of Potash Corporation of Saskatchewan (“PotashCorp”), one of the world’s largest fertilizer suppliers, for 15 years, and retired in July 2015. Mr. Doyle formerly served as President of the International Fertilizer Industry Association, a trade association representing the global fertilizer industry, and was a board member of Canpotex and the International Plant Nutrition Institute.
Mr. Doyle is a graduate of Georgetown University in Washington, D.C., and retired as Chairman of the University’s Board of Directors in July 2021. He also currently serves on the board of the Big Shoulders Fund, a charity providing support to Catholic schools in the neediest areas of inner-city Chicago.

Mr. Doyle’s experience as President and Chief Executive Officer of PotashCorp provides him with insight into the challenges of leading a large and complex global organization with key operations throughout the world, as well as an understanding of the operation and management of, and governance and regulatory considerations associated with, a large public company.
Marla F. Glabe (70), Director since 2015.   Ms. Glabe has over 40 years of experience in the financial services industry including her service as a senior executive with Allstate Insurance Company (“Allstate”) and as a member of the board of directors of Allstate Life Insurance Company. From 1974 to 2009, she held various executive positions at Allstate and its affiliates. Subsequently, Ms. Glabe served as the Lead Managing Director for MasterMind Advisory Board, a corporation offering advisory services to CEOs and business entrepreneurs and as a member of the Board of Directors for Royal Neighbors of America, a fraternal life insurance company. Ms. Glabe is Senior Advisor for Management Control International, Inc., a privately owned family asset management firm, serves as a director of Northwest Community Healthcare, and is a member of the Society of Actuaries. Ms. Glabe is a director of Great Lakes Advisors, Wintrust Investments, and The Chicago Trust Company and serves on the Executive Advisory Committee for First Insurance Funding and Wintrust Life Finance.
Ms. Glabe’s business experience gives her in-depth knowledge of managing and providing leadership at sophisticated nationwide organizations in highly regulated businesses. Her knowledge of the insurance industry gives her insight into an area, which, through the Company’s insurance premium financing business, impacts a substantial portion of the Company’s business. In addition, her experience in leadership provides Ms. Glabe with knowledge of the issues faced by large and complex businesses in the financial services industry. As a result of her financial experience, Ms. Glabe qualifies as a financial expert for purposes of rules governing audit committees. Ms. Glabe’s experience on the Executive Advisory Committee for First Insurance Funding and Wintrust Life Finance and as a current director of the boards associated with Wintrust Wealth Management gives her valuable insight into the Company’s non-banking operations.
H. Patrick Hackett, Jr. (72), Director since 2008.   Mr. Hackett has served as the Company’s Chairman since 2017. Mr. Hackett has been the Managing Member of HHS Partners, LLC, an investment company located in the Chicago area, since 2001. Previously, he served for 12 years as the President and Chief Executive Officer of RREEF Capital, Inc. and as Principal of The RREEF Funds, an international commercial real estate investment management firm. Mr. Hackett serves as a Life Trustee of Northwestern University and taught real estate finance at the Kellogg Graduate School of Management for many years when he also served on the real estate advisory boards of Kellogg and of the Massachusetts Institute of Technology. He serves on the board of First Industrial Realty Trust, Inc. (NYSE) where he chairs the Investment and Compensation Committees. Mr. Hackett is an advisory director of Wintrust Bank.
Mr. Hackett’s business and education backgrounds provide him familiarity with financial models and valuation of corporations and banks, as well as of commercial real estate, which often serves as collateral for the Company’s products. Mr. Hackett worked as a bank auditor early in his career, giving him some experience in bank accounting and operations.
Scott K. Heitmann (75), Director since 2008.   Mr. Heitmann, retired for the past 18 years, has over 32 years of experience in the banking industry, including his service as Vice Chairman of LaSalle Bank Corporation and President, Chairman and Chief Executive Officer of Standard Federal Bank from 1997 to 2005. He served as the President and Chief Executive Officer of LaSalle Community Bank Group and LaSalle Bank FSB from 1988 to 1996. Mr. Heitmann currently serves as an Advisory Director of Boys Hope Girls Hope of Illinois. Mr. Heitmann has previously served as a director of LaSalle Bank Corporation, Standard Federal Bank and the Federal Home Loan Bank of Chicago. Mr. Heitmann is a director of Great Lakes Advisors, Wintrust Investments, The Chicago Trust Company, and Wintrust Bank.
Mr. Heitmann’s experience in the banking industry, including service in executive leadership roles at LaSalle Bank Corporation and Standard Federal Bank, provide him with knowledge of the financial services business, generally, and the business of community banking, in particular. His experience as a former bank lender also provides insight into the Company’s community banking business. In addition, his experience with LaSalle Bank’s various predecessors provides him with insight into the opportunities and challenges posed to a growth-oriented Chicago-based community bank. Mr. Heitmann’s experience as a director of Wintrust

Bank and the boards associated with Wintrust Wealth Management gives him valuable insight into the Company’s banking, brokerage and investment advisory operations.
Brian A. Kenney (64), Director since 2023.   Mr. Kenney served as the Chairman, President and Chief Executive Officer of GATX Corporation (NYSE) (“GATX”), a global railcar lessor, from April 2005 until his retirement in April 2022. Previously, he held positions at GATX as President from 2004 to 2005, Senior Vice President, Finance and Chief Financial Officer from 2002 to 2004, Vice President, Finance and Chief Financial Officer from 1999 to 2002, and Vice President — Finance from 1998 to 1999. He first joined GATX in 1995 as Treasurer. Before his career at GATX, Mr. Kenney held various financial positions at AMR Corporation, United Airlines, and Morton International, Inc. He currently serves on the Board of Trustees of the Shedd Aquarium in Chicago, where he was Chairman from 2018 to 2022. Mr. Kenney also served as a member of the board of directors of USG Corporation, a publicly-held manufacturer and supplier of building supply products, from 2011 until its acquisition in April 2019.
Mr. Kenney’s experience as Chairman, President and Chief Executive Officer of GATX provides him with the unique perspective that comes from leading a large, publicly-traded global business. In addition, his extensive financial and capital markets expertise gives him valuable insight into key functions of the Company.
Deborah L. Hall Lefevre (56), Director since 2019.   Ms. Lefevre joined Starbucks Corporation (Nasdaq) (“Starbucks”), which is an American multinational chain of coffeehouses and roaster, as Executive Vice President, Chief Technology Officer in May 2022. In her role, she is responsible for the company’s technology strategy and execution around the world for over 36,000 stores in 80 countries, 9,265 company-operated and 6,608 licensed stores located in the United States. From 2017 until joining Starbucks, she served as Executive Vice President, Chief Technology Officer of Couche-Tard/Circle K (“Circle K”), where she was responsible for global technology and digital strategy and execution across a network of approximately 15,500 locations operated by Circle K, a multinational operator of convenience stores. Before she joined Circle K in 2017, Ms. Lefevre served in several senior level management roles within the Information Technology department of McDonald’s Corporation, including Corporate Vice President, Global Enterprise Solutions and Business Transformation (2015 – 2017); Chief Information Officer, U.S. Segment (2013 – 2015); and Vice President, IT Enterprise (2008 – 2013).
Ms. Lefevre’s extensive knowledge of information technology systems and cybersecurity risk management provides the Company with sophisticated guidance regarding the Company’s technology and information security strategy and tactical objectives. In addition, her experience as a senior executive of large, public companies provides her with comprehensive knowledge of the issues faced by highly-complex businesses.
Suzet M. McKinney DrPH, MPH (51), Director since 2021.   Dr. McKinney currently serves as Principal & Director of Life Sciences at Sterling Bay Company, LLC, a real estate development company, where she is responsible for relationships with the scientific, academic, corporate, tech and governmental sectors involved in the life science ecosystem, as well as managing the experience and facilitating the growth of life science tenants in Sterling Bay developments. Prior to joining Sterling Bay in February 2021, she served since September 2015 as executive director of the Illinois Medical District, which includes 560 acres of medical research facilities, labs, a biotech business incubator, universities, raw land development areas, four hospitals, and more than 40 healthcare-related facilities. It is one of the largest urban medical districts in the United States. Dr. McKinney currently serves as a director of the Company’s Wealth Management subsidiaries: Great Lakes Advisors, Wintrust Investments, and The Chicago Trust Company.
Dr. McKinney has served as a member of the Board of Directors of Kemper Corporation (NYSE: KMPR), one of the nation’s leading specialized insurers, since February 7, 2024. She also currently serves as a board member of Thresholds, as well as the Ann & Robert Lurie Children’s Hospital of Chicago.
Dr. McKinney holds her doctorate from the University of Illinois at Chicago School of Public Health. She received her bachelor’s degree in biology from Brandeis University, where she was also a Howard Hughes Fellow. Additionally, she received her master of public health degree, in health care administration, and certificates in managed care and health care administration, from Benedictine University.

Dr. McKinney’s professional experience includes managing large and complex organizations, as well as extensive familiarity with the Chicago business community. Dr. McKinney’s experience as a director of Wintrust Investments, Great Lakes Advisors and The Chicago Trust Company gives her valuable insight into the Company’s non-banking operations.
Gregory A. Smith (60), Director Nominee.   Mr. Smith currently serves as an Executive-in-Residence and Professor of Practice at the University of Wisconsin-Milwaukee’s Lubar School of Business, a position he has held since 2012. He also serves as the Curriculum Director for the American Bankers Association’s Stonier Graduate School of Banking. Additionally, Mr. Smith serves as a Director of both Envestnet, Inc. (NYSE: ENV) (since 2015) and Church Mutual Holding Company, Inc. (since 2014). Prior to joining the University of Wisconsin-Milwaukee, Mr. Smith served as Senior Vice President and Chief Financial Officer of the Marshall & Ilsley Corporation and its subsidiary M&I Bank from 2006 until Marshall & Ilsley’s sale to BMO Harris Bank in 2011. Before working at Marshall & Ilsley, Mr. Smith worked in the investment banking industry with a focus on the financial services sector.
Mr. Smith is an honors graduate of both Princeton University, where he received an undergraduate degree, and The University of Chicago, where he received an MBA. More recently, he has been recognized as a Board Leadership Fellow by the National Association of Corporate Directors.
Mr. Smith’s experience in the banking and investment banking industries provide him with knowledge of the financial services business and capital raising and investment processes. Mr. Smith’s banking industry experience is expected to provide sophisticated insight with respect to the Company’s banking operations and his professional experience in Wisconsin provides valuable familiarity with one of the Company’s core banking markets. His experience also includes the management of liquidity, financial reporting and risk management of a multitude of large and complex organizations. As a result of his financial experience, Mr. Smith qualifies as a financial expert for purposes of rules governing audit committees.
Karin Gustafson Teglia (56), Director since 2019.   Ms. Teglia is President of DEKK Enterprises, LLC, an incubator that develops innovative concepts and go-to-market strategies for consumer products and services, and DEKK Investments, LLC. Ms. Teglia also has served since 2009 as an advisor to TRP Investments, LLC, a commercial real estate investor. Prior to this role, Ms. Teglia served in various corporate finance management and international tax roles within McDonald’s Corporation, including Corporate Senior Vice President, Finance (2007 – 2008); Corporate Vice President, Finance (2005 – 2007); and Corporate Vice President of Tax (2001 – 2005). Prior to joining McDonald’s Corporation in 1995, Ms. Teglia began her career as an international tax consultant with Price Waterhouse. Ms. Teglia is a certified public accountant and an attorney licensed to practice in Illinois.
Ms. Teglia currently serves as a director of Hinsdale Bank, chairing its Audit Committee and also serving on its Risk Committee. She also served on an Advisory Panel of the National Academy of Sciences, focusing on food allergy research, and serves on the Food Allergy Research and Education Board of National Ambassadors.
Ms. Teglia’s management experience at McDonald’s Corporation provides experience with the management of the liquidity, financial reporting, risk and audit management of a large organization. As a result of her financial experience, Ms. Teglia qualifies as a financial expert for purposes of rules governing audit committees. Additionally, Ms. Teglia’s experience as a director of Hinsdale Bank gives her valuable insight into the Company’s banking operations, as well as experience as an audit committee member and chair.
Alex E. Washington, III (50), Director since 2020.   Mr. Washington serves as a Managing Director of Wind Point Partners, a middle market private equity firm based in Chicago. Wind Point Partners has approximately $7.0 billion in assets under management and focuses on acquisition of middle-market companies in the industrial products, consumer products, and business services sectors. Mr. Washington joined Wind Point Partners in 2002 and currently serves on the boards of several private companies, including Quantix, Ascensus Specialties, Hardgards, and HASA. Past directorships include Argotec, Arr-Maz Custom Chemicals, Critica Infrastructure, Dicom Transportation Group, Evans Food Group, Kleinfelder Group, Novolex, and Paragon Films. Prior to Wind Point Partners, he held professional roles with J.H. Whitney, Donaldson Lufkin & Jenrette, and McKinsey & Company.

Mr. Washington received a Bachelor of Arts in Finance from Morehouse College and a Master of Business Administration from Harvard Business School. Mr. Washington was a Class VI recipient of the Ewing Marion Kauffman Fellowship in venture capital. He currently serves as a director of Wintrust Bank, where he chairs its Audit Committee. His civic activities include serving as a board member of the Chicago Council on Global Affairs, board member of the Art Institute of Chicago, life trustee of the Chicago Foundation for Education, and member of both the Chicago Club and the Economic Club of Chicago.
Mr. Washington’s extensive private equity experience provides him with comprehensive knowledge of mergers and acquisitions, capital raising, and the investment process, each of which are key functions of the Company. The Board believes that his knowledge of underwriting approaches and valuation methodologies is extremely valuable in evaluation of proposed transactions. Mr. Washington’s significant experience on the board of directors of other companies also provides him with familiarity with the management of the liquidity, financial reporting, risk and audit management of complex organizations. Additionally, Mr. Washington’s experience as a director of Wintrust Bank gives him valuable insight into the Company’s banking operations, as well as experience as a board committee member and chair within the Wintrust enterprise.
Edward J. Wehmer (70), Director since 1996.   Mr. Wehmer, a founder of the Company, has served as Founder and Senior Advisor and Executive Chairman of the Board of Directors since May 2023. Prior to May 2023, Mr. Wehmer served as Founder and Chief Executive Officer since February 2020. He also served as President and Chief Executive Officer of the Company from May 1998 to February 2020. Prior to May 1998, Mr. Wehmer served as President and Chief Operating Officer of the Company since its formation in 1996. He served as the President of Lake Forest Bank from 1991 to 1998.
Mr. Wehmer is a certified public accountant and earlier in his career spent seven years with the accounting firm of Ernst & Young LLP specializing in the banking field and particularly in the area of bank mergers and acquisitions. Mr. Wehmer serves as Lead Independent Director on the board of directors of Stepan Company (NYSE), a chemical manufacturing and distribution company. He also serves as a director of the Catholic Extension Society, as a Life Trustee of Northwestern Memorial Health Care and of Ann & Robert H. Lurie Children’s Hospital and Foundation, as chair of Northwestern Memorial Hospital Foundation, and as the vice chairman of the Finance Council of the Archdiocese of Chicago.
Mr. Wehmer is one of two members of the Board who is also an executive officer of the Company. As such, he provides substantial insight into the operations of the Company. As an employee of the Company since its inception, he also provides historical context for the Board’s discussions.
Required Vote
Election as a Director of the Company requires that a nominee receive the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, online or by proxy, and entitled to vote thereon. Accordingly, instructions to abstain will have the same effect as a vote against such nominee. Broker non-votes will have no impact on the election of Directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

EXECUTIVE OFFICERS OF THE COMPANY
Certain information regarding those persons serving as the Company’s executive officers is set forth below.
Timothy S. Crane (62) — President and Chief Executive Officer — Mr. Crane currently serves as the Company’s President and Chief Executive Officer and as a member of the Board. In this capacity, Mr. Crane is responsible for overseeing the execution of the Company’s day-to-day operations and strategic initiatives. See the description above under “Proposal No. 1 — Election of Directors” for additional biographical information.
Edward J. Wehmer (70) — Founder and Senior Advisor and Executive Chairman of the Board of Directors — Mr. Wehmer currently serves as the Company’s Founder and Senior Advisor and Executive Chairman of the Board of Directors and as a member of the Board. See the description above under “Proposal No. 1 — Election of Directors” for additional biographical information.
David A. Dykstra (63) — Vice Chairman and Chief Operating Officer — Mr. Dykstra joined the Company in 1995 and currently serves as the Company’s Vice Chairman and Chief Operating Officer, a position he has held since February 2020. He previously had held the title of Senior Executive Vice President, Chief Operating Officer since 2002. Prior to 2002, Mr. Dykstra served as the Company’s Chief Financial Officer. Earlier in his career, Mr. Dykstra was employed from 1990 to 1995 by River Forest Bancorp, Inc., Chicago, Illinois, most recently holding the position of Senior Vice President and Chief Financial Officer. Prior to his association with River Forest Bancorp, Mr. Dykstra spent seven years with KPMG LLP, most recently holding the position of Audit Manager in the banking practice. Mr. Dykstra is a Director of Chicago Deferred Exchange Company, LLC and Tricom.
Kathleen M. Boege (57) — Executive Vice President, General Counsel and Corporate Secretary — Ms. Boege joined the Company in September 2015. Ms. Boege manages all legal affairs of the Company, as well as assisting banks and non-bank subsidiaries with legal matters. Prior to joining the Company, Ms. Boege served as General Counsel and Corporate Secretary of FreightCar America, Inc. from January 2013 through August 2015. She joined FreightCar America, Inc. from Bally Total Fitness Corporation (“Bally”) where she served as Chief Administrative Officer, General Counsel and Secretary from August 2011 through December 2012. Prior to this role, she held other leadership roles in legal and human resources at Bally commencing in 2007. Prior to joining Bally, Ms. Boege was Vice President, Associate General Counsel and Assistant Secretary at the Chicago Stock Exchange. Prior to joining the Chicago Stock Exchange, Ms. Boege worked in private practice at two Chicago law firms from 1991 to 1999. Ms. Boege is on the board of directors of the Chicago Public Library Foundation, Ronald McDonald House Charities of Chicago/Northwest Indiana and Women’s Educational Aid Association, is a member of the Keystone Board of the Shirley Ryan AbilityLab and serves as a Trustee of the Field Museum.
Guy W. Eisenhuth (68) — Executive Vice President and Regional Market Head — Mr. Eisenhuth joined the Company in January 2010 as President and Chief Executive Officer of Village Bank and was promoted in January 2014 to Executive Vice President and Regional Market Head (Northwestern Region) with oversight of Barrington Bank, Schaumburg Bank, and Village Bank. Effective May 3, 2024, Mr. Eisenhuth will assume the role of Executive Vice President and Regional Market Head (Northwestern and Western Regions), which will expand his regional supervisory banks to include three additional charters — Old Plank Trail Community Bank, St. Charles Bank, and Wheaton Bank. Prior to joining the Company, Mr. Eisenhuth served as Head of Commercial Banking of Fifth Third Bank in Chicago where he was employed for one year and worked for several years at J.P. Morgan Chase, and predecessors, ultimately serving as Senior Vice President-Group Head, Middle Market Banking. Mr. Eisenhuth is a Director of Barrington Bank, Schaumburg Bank, and Village Bank.
Jeffrey D. Hahnfeld (52) — Executive Vice President, Controller and Chief Accounting Officer — Prior to appointment to his current role in May 2023, Mr. Hahnfeld has held various positions of increasing responsibility within the Company’s Corporate Accounting function. He served as Senior Vice President & Corporate Controller from February 2013 through April 2023, as Senior Vice President — Finance from February 2009 through January 2013, as Vice President — Finance from July 2005 through January 2009, and as Controller of one of the Company’s bank subsidiaries from March 2004 through June 2005. Prior to joining the Company, Mr. Hahnfeld worked at Washington Mutual, Inc. and Bank One Corporation in accounting policy, commercial and consumer bank accounting roles from March 2001 to March 2004. Previously, Mr. Hahnfeld was employed from July 1997 until March 2001 by IMC Global, Inc., a chemical, phosphate, and potash mining company, as a senior financial analyst with primary responsibilities for financial accounting and reporting. From February 1996 to July 1997, Mr. Hahnfeld was a senior internal auditor at The Interlake Corporation. He began his career in 1993 with Price Waterhouse in their Chicago audit practice. Mr. Hahnfeld is a Certified Public Accountant.
David E. Lee (65) — Executive Vice President and Senior Market Head of Wintrust Banks — In February 2023, Mr. Lee was appointed Executive Vice President and Senior Market Head of Wintrust Banks, where he oversees 15 Wintrust banks and is responsible for commercial banking and retail banking and co-manages the private client group. From 2017 until February 2023, he served as Chief Executive Officer of Lake Forest Bank and as a Regional Market Head. From February 2012 until February 2017, he served as Chief Executive Officer and President of Lake Forest Bank. In October 2010, he was appointed President of Lake Forest Bank, after serving as the President of Northbrook Bank since he joined the Company in 2009. Before joining the Company, Mr. Lee was Senior Vice President at JPMorgan Chase, where he held various positions during his 23 years with JPMorgan Chase and certain of its predecessor corporations, including Bank One, First Chicago NBD, and American National Bank. Mr. Lee currently serves as Chairman of Lake Forest Bank. He also serves on the board of the Lake Forest Graduate School of Management.
Richard B. Murphy (64) — Vice Chairman and Chief Lending Officer — In February 2020, Mr. Murphy became Vice Chairman and Chief Lending Officer, after previously holding the title of Chief Credit Officer since January 2002. He is responsible for coordinating all the credit functions of the Company as well as its mortgage banking business. Mr. Murphy served as the President of Hinsdale Bank from 1996 until December of 2005. From 1993 until his promotion to President of Hinsdale Bank, Mr. Murphy served as the Executive Vice President and Senior Lender of Hinsdale Bank. Prior to his association with the Company, Mr. Murphy served as President of the First State Bank of Calumet City. Mr. Murphy is on the Board of the Big Shoulders Fund, the Keystone Board of Shirley Ryan AbilityLab, and the Advisory Board of After School Matters. Mr. Murphy is married to the sister of Mr. Wehmer’s wife. Mr. Murphy is a member of the Executive Advisory Committee of First Insurance Funding and Wintrust Life Finance.
David L. Stoehr (64) — Executive Vice President and Chief Financial Officer — Mr. Stoehr joined the Company in January 2002 and manages all financial and accounting affairs of the Company, including internal and external financial reporting. Previously, Mr. Stoehr was Senior Vice President/Reporting & Analysis at Firstar/U.S. Bancorp, Director of Finance/Controller of Associated Banc-Corp with primary responsibility for financial accounting and reporting, business unit financial management and data warehouse design and implementation. Prior to his association with Associated Banc-Corp, Mr. Stoehr was Assistant Vice President/Balance Sheet Management at Huntington Bancshares, Inc., Columbus, Ohio, from 1993 to 1995 and Financial Reporting Officer at Valley Bancorporation, Appleton, Wisconsin, from 1983 to 1993.
Thomas P. Zidar (55) — Executive Vice President and Senior Market Head of Wealth Management Services — Mr. Zidar joined the Company in 2006 and also serves as Chairman and Chief Executive Officer of Wintrust Wealth Management. Prior to joining the Company, Mr. Zidar worked at ABN AMRO/LaSalle Bank for nine years, most recently as Executive Vice President in the Personal Financial Services group of LaSalle Bank, responsible for five business units. Throughout Mr. Zidar’s tenure with ABN AMRO/LaSalle Bank, he served as Chairman, President and CEO of ABN AMRO Financial Services; Senior Vice President, Integration Management; Senior Vice President/First Vice President, Acquisitions & Corporate Capital; and Vice President, Profit Enhancement. Previously, Mr. Zidar held positions as an Associate at A.T. Kearney, a management consulting firm, in Chicago, and as a Financial Analyst and Associate at TTG, an investment banking firm, in New York and London. Mr. Zidar serves as a Director of Great Lakes Advisors, Wintrust Investments, The Chicago Trust Company, and Chicago Deferred Exchange Company.

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion & Analysis section reviews the compensation program for our six named executive officers (“NEOs”), which include our founder and former principal executive officer, current principal executive officer, principal financial officer and our three other most highly-compensated executive officers as of December 31, 2023.
Our 2023 NEOs were:
Named Executive Officer	Title/Role
Edward J. Wehmer	Founder and Senior Advisor and Former Chief Executive Officer
Timothy S. Crane*	President and Chief Executive Officer
David A. Dykstra	Vice Chairman and Chief Operating Officer
Richard B. Murphy	Vice Chairman and Chief Lending Officer
David L. Stoehr	Executive Vice President and Chief Financial Officer
Kathleen M. Boege	Executive Vice President, General Counsel and Corporate Secretary

*
References to “CEO” in this Compensation Discussion & Analysis generally refer to Mr. Crane. On January 26, 2023, the Board appointed Timothy S. Crane as Chief Executive Officer of the Company, effective May 1, 2023 (the “Effective Date”). Also on January 26, 2023, the Board appointed Mr. Crane as a director of the Company, effective immediately. Mr. Crane succeeded Edward J. Wehmer, who resigned as Chief Executive Officer of the Company and assumed the position of Founder and Senior Advisor as of the Effective Date. See “2023 CEO Transition” at page 36.

Executive Summary
2023 Business Highlights
In 2023, the Company achieved strong business results overall with continued growth and operational efficiency as a focus for both the banks and the non-bank businesses. Consistent with its founding values, the Company continued to adhere to its core principles of sound and conservative underwriting. The Company drove growth through its bank and non-bank businesses. As a result of these steps and the executive officers’ leadership during uniquely challenging times that included a period of rapidly rising interest rates, the Company continued its history of profitability. We believe that the results achieved in 2023 highlighted the benefit of the guidance provided by the executive leadership team who maintained a measured and balanced approach to pursuing growth, managing interest rate risk and maintaining credit quality and appropriate reserves.
The Compensation Committee of our Board (the “Committee”) recognizes that the Company’s executive officers have a key role in overseeing growth while appropriately managing risk. In that regard, the Committee considered the accomplishments of management in the following context (results are as of December 31, 2023):
•
generated pre-tax income of $845.1 million (a 20.6% increase from $700.6 million in 2022);

•
maintained strong pre-tax income, excluding provision for credit losses, of $959.5 million;

•
increased deposits by 5.8% to $45.4 billion (a $2.5 billion increase from $42.9 billion in 2022);

•
increased loan portfolio (excluding loans held for sale) by 7.5% from year-end 2022 to $42.1 billion, the highest reported level in the history of the Company;

•
increased total assets to $56.3 billion, an increase of $3.3 billion, or 6.3%, from year-end of 2022;

•
remained at low levels of total non-performing assets as a percentage of total assets during 2023 (the percentage at the end of 2023 was 0.27% compared to 0.21% at the end of 2022);

•
increased quarterly Common Stock dividend to $0.40 per share, resulting in total dividends of $97.7 million paid in 2023 to eligible holders of Common Stock;

•
achieved the Company’s twenty-seventh consecutive year of profitability in 2023; and

•
grew our assets by 80%, 25% and 6% over the last five-, three- and one-year periods, respectively, and our loans (excluding loans held for sale) by 77%, 31% and 7% over the same five-, three- and one-year periods, respectively.

2023 CEO Transition
On January 26, 2023, the Board appointed Timothy S. Crane, the Company’s then-current President, as Chief Executive Officer of the Company as of the Effective Date. Also on January 26, 2023, the Board appointed Mr. Crane as a director of the Company, effective immediately. On the Effective Date, Mr. Crane succeeded Mr. Wehmer, who resigned as Chief Executive Officer of the Company and assumed the position of Founder and Senior Advisor from the Effective Date through December 31, 2026, pursuant to the Wehmer Agreement (as further described below). Mr. Wehmer also was appointed Executive Chairman of the Board as of the Effective Date and was reelected to such position at the Company’s 2023 annual meeting of shareholders, to serve until the 2024 annual meeting.
The CEO transition followed the Board’s completion of a lengthy and comprehensive succession planning process, during which the Board and its committees, in particular the Committee, were advised by Meridian as well as external legal advisors. The Board recognized the importance of a seamless CEO transition with minimal disruption to the Company and its operations, for the benefit of all stakeholders, including the Company’s shareholders, customers and employees. Accordingly, the Board carefully planned and executed the CEO transition in 2023 and has leveraged Mr. Wehmer’s experience and continued engagement as an extremely valuable source of continuity during the CEO transition. Mr. Wehmer’s continued engagement was particularly important given that the CEO transition occurred soon after the failure of several regional banks in early 2023, leading to temporary market uncertainty regarding the regional banking sector. Throughout 2023, Mr. Wehmer continued his consistent engagement with Mr. Crane in his new CEO role and served as a trusted resource to Mr. Crane and to the Board regarding transitional matters. Mr. Wehmer also continued to make significant contributions to the Company in 2023 with respect to new client development and client relationship management, which were particularly critical services during the 2023 regional banking uncertainty. As a result of factors including Mr. Wehmer’s continued engagement and leadership, the CEO transition occurred as planned — with no disruption to the Company or its operations.
Amended and Restated Employment Agreement with Mr. Wehmer
In negotiating the terms of continued employment and engagement with Mr. Wehmer for recommendation to the Board, the Committee took into account factors including the need to provide for a smooth and orderly leadership transition, and valuable continuity, that would benefit all of the Company’s stakeholders. The Committee considered it essential to provide for Mr. Wehmer’s continued engagement during a transition period that extends through December 31, 2026, given Mr. Wehmer’s unique role as the Founder of Wintrust, which during Mr. Wehmer’s tenure of over 30 years grew from one bank location with 12 employees and zero assets to a diversified banking and financial services enterprise with approximately 5,200 employees, over 170 banking locations and $52 billion in assets, representing an unprecedented success story that would not have taken place absent Mr. Wehmer’s extraordinary leadership. The Committee also took into account benchmarking data provided by Meridian, as well as existing contractual obligations to Mr. Wehmer and the value to the Company and its stakeholders of Mr. Wehmer’s continued compliance with certain restrictive covenants.
On January 26, 2023, the Company and Mr. Wehmer entered into the Wehmer Agreement, which provided that, as of the Effective Date, Mr. Wehmer would assume the position of Founder and Senior Advisor and Executive Chairman of the Board and cease his service as Chief Executive Officer of the Company. Mr. Wehmer’s employment as Executive Chairman will continue until May 23, 2024, after which Mr. Wehmer will continue the position of Founder and Senior Advisor of the Company until December 31, 2026 or any later date agreed to between the parties by mutual written consent (the “Employment Period”), subject to earlier termination by either party. During the Employment Period, Mr. Wehmer’s initial annual base salary is $450,000, and he is eligible for the perquisites specified in the Wehmer Agreement.

However, he will not be eligible to participate in the STIP or the LTIP or any successor plan, other than with respect to a pro-rated payment of his 2023 award under the STIP for the period beginning January 1, 2023 and ending April 30, 2023. In addition, Mr. Wehmer’s outstanding equity awards will continue to vest in accordance with their terms.
Under the Wehmer Agreement, Mr. Wehmer will receive a one-time cash award of $12,000,000 (the “Transition Award”), payable in equal monthly installments over the 36-month period commencing on the Effective Date (subject to delayed payment to the extent required by tax law) and generally subject to Mr. Wehmer’s continued employment through each applicable payment date. However, if the Company terminates Mr. Wehmer’s employment without cause or due to his permanent disability, or Mr. Wehmer’s employment terminates due to his death or a constructive termination, then Mr. Wehmer will receive the unpaid portion of the Transition Award, payable in installments in accordance with its original payment schedule (or in the case of his death, within 30 days thereafter), and the pro-rated payment of his 2023 award under the STIP to the extent unpaid. The continued payment of the Transition Award following Mr. Wehmer’s qualifying termination is subject to Mr. Wehmer’s continued compliance with ongoing obligations under the Wehmer Agreement, including the restrictive covenants contained in the Wehmer Agreement which are of significant value to the Company. In addition, the Wehmer Agreement provides that Mr. Wehmer’s transition to Executive Chairman will not constitute a constructive termination for purposes of the Wehmer Agreement.
Highlights of our Executive Compensation Philosophy, Program and Practices
Philosophy and Culture of Achievement and Accountability
The Committee has responsibility for developing, implementing and monitoring our executive officer compensation program and policies as well as determination and oversight of the Company’s executive compensation philosophy. The Committee sets the compensation for all of our NEOs and reviews compensation for all executive officers of the Company. In administering the Company’s executive compensation program, the Committee is mindful of our unique operating structure, culture and history as well as the growth strategy of our Company and its businesses. As a Company with growth oriented and entrepreneurial operations, we are cognizant that to attract and retain the managerial talent deemed necessary to operate and grow our businesses, we often have to compensate our executives with a view to the scope and complexity of the business we expect them to manage, rather than the size of the business they currently manage. Our executive compensation philosophy and programs are designed to attract and retain management capable of leading the organization in its efforts to create the infrastructure to meet its growth curve while still managing risk.
The Committee believes executives’ total direct compensation should be heavily weighted toward incentive compensation rather than through fixed components such as base salary and benefits. This philosophy is intended to create and foster a pay-for-performance framework within defined risk parameters that drives shareholder value by aligning shareholder and NEO interests. Our Short-Term Incentive Program, or STIP, and Long-Term Incentive Plan, or LTIP, are designed to provide that a significant percentage of our executives’ total compensation is linked to performance and the interests of our shareholders.

Our Pay-for-Performance Focus
Reinforcing pay for performance is an important underpinning of our executive compensation framework. For 2023, target incentive compensation for our current CEO was approximately 80% of total target compensation (as compared to approximately 14% for our former CEO and 68% on average for our other NEOs). A majority of incentive compensation for our current CEO and the other NEOs (excluding Mr. Wehmer) is performance based, as reflected by our short-term incentive and long-term incentive elements where the ultimate value of the awards is based on our achievement of business goals and increased shareholder value.
*
The allocation of pay elements for Mr. Wehmer in 2023 are a result of the negotiated compensation in the Wehmer Agreement (as defined above). See “2023 CEO Transition” on page 36.

Our Executive Compensation Practices
What We Do	What We Don’t Do

☑
We Pay for Performance:   The majority of executive pay is not guaranteed. Our current CEO and our other NEOs (excluding Mr. Wehmer) on average have approximately 80% and 68%, respectively, of their target total compensation tied to Company performance through achievement of performance goals or our Common Stock price.

☒ No Hedging or Short Selling: Our NEOs are prohibited from engaging in short selling of our Common Stock or engaging in hedging or offsetting transactions regarding our Common Stock.
☑ We Align Our Long-Term Incentives With Performance: The significant majority of our long-term incentive awards are performance-based.	☒ No Pledging: Our NEOs are prohibited from pledging our securities.
☑ We Set Stretch Goals: Our performance hurdles are designed to require stretch individual and Company performance along with superior returns in order to receive commensurate payout.	☒ No Excessive Expenditures or Perquisites: We have adopted a policy designed to prevent any excessive expenditures and maintain modest perquisites.
☑ We Have a Clawback Policy: In the event of a restatement of our financial statements, we are required to claw back payments made which were predicated on achieving certain financial results.	☒ No Undue Risk: We discourage excessive risk taking by having a balanced portfolio of short- and long-term incentive performance measures and a cap on final payouts.

☑
We Require Stock Ownership:   We have robust stock ownership guidelines. Our CEO is required to hold Common Stock with a value equal to a multiple of six times base salary. Our other NEOs are required to hold between one and three times base salary.

☒ No Repricing Underwater Options: Our stock incentive plan does not permit repricing or the exchange of underwater stock options without shareholder approval.

☑
We Utilize Independent Compensation Expertise:   The Committee has retained Meridian, an independent compensation consultant, to advise on the executive compensation program and practices, including annual assessments of the Company’s peer group.

☒
No CIC Payment Absent a Double Trigger:   Payments under our employment agreements and our long-term incentive programs require two events for vesting in connection with a change in control — both a change in control and a qualifying termination of employment.

Shareholder Support
During its compensation review process, the Committee considers whether the Company’s executive compensation and benefits programs are in line with the interests of the Company’s shareholders. In that respect, the Committee considered the approval by approximately 95% of the votes cast for the Company’s “say on pay” proposal at the Company’s prior annual meeting of shareholders. We believe that the 2023 shareholder voting results demonstrate consistent and sustained shareholder support for the Company’s executive compensation program. Accordingly, the Committee determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make changes to the Company’s executive compensation program in response to such vote.
The Company values and encourages shareholder feedback as part of its ongoing engagement process. To this end, the Company participates in robust shareholder Question & Answer sessions that typically comprise over 50% of the duration of the Company’s quarterly earnings calls. The Company also engages with shareholders through participation in investor conferences throughout the year. Additionally, the Company maintains an active Investor Relations website portal that enables shareholders to submit feedback to the Company at any time, and the Company responds to specific shareholder inquiries on a real-time basis throughout the year. In 2023, the Company engaged in shareholder dialogue upon request regarding a variety of matters, including executive and director compensation, the CEO transition, community investment and philanthropy, environmental considerations and diversity, equity and inclusion initiatives.
Compensation Philosophy and Objectives
The philosophy underlying our executive compensation program is to promote a pay-for-performance environment and remain competitive with market practices in order to attract and retain key talent, which we believe will support the long-term success of the Company and build value for our shareholders.
The compensation elements included in the pay of our NEOs vary and are reflective of different pay objectives. Base salaries are intended to pay executives competitively relative to market peers and individual performance. Relevant performance factors that influence base pay include leadership, innovation, diversity initiatives, strategic contributions, maintaining effective company systems and infrastructure, customer service and talent management. Variable compensation (short-term and long-term incentives) is tied to financial measures (such as pre-tax net income, net interest margin, net overhead ratio, core loan and deposit growth, credit quality, and earnings per share) as well as the achievement of specific business objectives (including satisfactory regulatory exams), employee retention, and increased shareholder value. It is also the Committee’s philosophy to provide retirement and health and welfare benefits to all employees on a non-discriminatory basis. We do not provide supplemental retirement benefits to our executives.
The Committee has set forth the following objectives for its executive compensation program:
•
Attract first-rate entrepreneurial talent that reflects our structure.   We believe that our unique organizational design and structure are a significant part of our value proposition. Consequently, we need to hire leaders who will thrive within our matrixed organizational structure which allows the capacity to act in equal measure autonomously at times and in collaboration at times, while driving growth and managing risk.

•
Focus on performance-based compensation.   Our compensation program is designed to support performance and achievement at every level of the organization, from the individual to the bank, subsidiary and Company. It is also designed to drive performance across both short-term and long-term horizons.

•
A significant portion of total compensation should be in the form of long-term incentives.   Our compensation program includes incentives designed to align management and shareholder interests over a multi-year performance and vesting period. This longer-term horizon also helps promote retention and therefore business continuity.

•
Long-term incentive compensation should balance growth and risk.   Our longer-term rewards are structured to help mitigate excessive risk-taking since leaders are rewarded for creating sustained value for the Company and its shareholders.

•
Long-term incentive compensation should be highly correlated with returns.   The prescribed performance goals under our long-term incentive compensation program are designed to be challenging, and at or above target payouts should be achievable only with above target, superior organizational performance. Further, the use of total shareholder return as a long-term incentive metric is intended to directly link NEO and shareholder interests.

•
Compensation levels should be competitive to enable us to attract and retain a highly qualified management team to lead and grow our Company.   The successful operation of our Company requires an experienced and talented management team. We hire for both the current and anticipated future needs of the organization, so executives must be able to effectively lead the organization now, and also meet future needs of a growing organization. To do this, our compensation program must be competitive with those of our peer firms to attract and retain talent that is capable of scaling for the future.

•
Compensation opportunities should be commensurate with an executive’s roles and responsibilities.    Our organization values talented executives who perform comprehensively, both within their specific roles as well as taking on more leadership responsibilities. Consequently, our compensation program seeks to recognize and reward our executives who are most responsible for the performance of the Company and who engage in broader duties than their job titles may imply.

•
Compensation for NEOs should be fair and perceived as such, both internally and externally.   We measure the appropriateness of our compensation offerings by comparing them both internally and externally to peer group benchmarks. Shareholders are best served when we can attract and retain talented executives with compensation packages that are competitive with organizations similar in size, scope and complexity to Wintrust.

Peer Group Benchmarking
On an annual basis, the Committee’s independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), provides the Committee with assessments of the competitive market and best practices relating to executive compensation practices, including peer group development, executive and board benchmarking, executive pay-for-performance analysis, research on regulatory and industry trends, and program design. The Committee utilizes these assessments and references when considering compensation program design and other decisions.
Peer Group Analysis
On an annual basis, the Committee engages Meridian to review the peer group to evaluate whether it reflects the appropriate population of banks both regionally and nationally similar to Wintrust in size, scope and complexity. When identifying and constructing the competitive peer group, the Committee took into consideration which companies compete for customers, executive talent or investors, as well as other factors including the amount of commercial and industrial loans, level of non-interest revenue, and comparability in business models. These factors were considered as the Committee sought to develop a peer group that approximated the size and the structure of the Company. The following peer group, developed in 2022 and used by the Committee to help guide 2023 compensation decisions, was comprised of 18 banks, including 14 similarly-sized national banks and four Midwestern banks. This reference group of banks had assets between $30 billion and $109 billion as of March 31, 2022, with Wintrust’s assets then positioned at approximately the median.
National Holding Company Peer Group*
BOK Financial Corporation	First Horizon Corporation	Western Alliance Bancorporation
Cadence Bank	Pinnacle Financial Partners, Inc.	Zions Bancorporation, N.A.
Comerica Incorporated	Synovus Financial Corp.
Cullen/Frost Bankers, Inc.	Texas Capital Bancshares, Inc.
F.N.B. Corporation	Valley National Bancorp
First Citizens BancShares, Inc.	Webster Financial Corporation

Midwestern Holding Company Peer Group
Associated Banc-Corp	Old National Bancorp
Commerce Bancshares, Inc.	UMB Financial Corporation

*
The peer group used for purposes of 2023 compensation decisions was updated (as compared to the peer group used for 2022 compensation decisions) to eliminate CIT Group, Inc., First Midwest Bancorp, Inc., People’s United Financial, Inc., BankUnited, Inc. and Hancock Whitney Corporation and to add Cadence Bank, Old National Bancorp and Pinnacle Financial Partners Inc., based on the peer group selection criteria described above.

When making compensation decisions, the Committee generally reviews the compensation paid to our CEO and other NEOs relative to the compensation paid to similarly-situated executives, to the extent available, at our peer companies based on publicly available information reported in our peers’ proxy statements.
Benchmark Analysis
In December 2022, Meridian provided the Committee with background information regarding the Company’s compensation structure as compared to the peer group and market practices. Meridian provided the Committee with an analysis undertaken with respect to each of the NEO’s positions, including a comparison of target total compensation, target total direct compensation as well as each component of compensation (e.g., base salary, short-term incentives, long-term incentives, benefits) on a comparative basis with the Company’s peer group.
In addition, the Committee reviewed NEO compensation in the aggregate to that of our peer group. The Committee believes that reviewing compensation across both dimensions of their role and in aggregate provides the Committee with the most well-rounded view of the appropriateness of NEO compensation levels relative to peers.
Pay-for-Performance Analysis
Each year, Meridian conducts a pay-for-performance analysis which compares realized and realizable pay for the CEO as compared to the chief executive officers in our peer group. This analysis provides a retrospective look which evaluates the historical relationship between pay and performance, the effectiveness of the Company’s pay structures and performance goals and whether pay was aligned with performance. The 2023 study reviewed pay and performance over the prior three-year period (2020-2022) and found that the Company’s historical performance and the CEO’s actual pay results were reasonably aligned (referring to Mr. Wehmer in this instance). The Committee intends to continue to monitor the effectiveness of the Company’s executive pay program and alignment of pay with performance.
2023 Compensation Elements and Decisions
This section describes the various elements of our 2023 compensation program for the NEOs and outlines why the Committee chose each element, how it’s determined and its impact on the Committee’s pay decisions.
Element	Key Characteristics	Why We Pay this Element	How We Determine the Amount	2023 Decisions
Base Salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Provide a base level of competitive cash compensation for executive talent.	Experience, job scope, market data, and individual performance.
Annual base salary increases were approved for the NEOs in 2023, ranging between 2.4% and 7.8%. This range excludes base salary adjustments in connection with the CEO transition, which were (61.7%) for Mr. Wehmer and 63.9% for Mr. Crane.

Element	Key Characteristics	Why We Pay this Element	How We Determine the Amount	2023 Decisions
Annual Short-Term Incentive	Variable compensation component payable in cash or stock. Performance is 75% allocated to financial measures and 25% allocated to individual performance goals. Payment is capped at 150% of target.	Motivate and reward executives for performance on key operational, financial and individual objectives met during the course of the performance year.	Market practices and individual performance with actual payouts based on the extent to which performance goals are achieved.
Annual 2023 short-term incentive payouts ranged from 91.5% to 94.2% of target, based on a combination of Company and individual performance. This range excludes Mr. Wehmer’s short-term incentive payout, which pursuant to the Wehmer Agreement was an amount equal to 100.1% of his target, prorated for his time in position as CEO during 2023.

Long-Term Incentives	Variable compensation component payable in performance-based restricted stock units and time-vested restricted stock units. Payments of performance-based awards are capped at 150% of target.	Align long-term interests of management and shareholders. Retain executive talent.
Market practices and individual performance, with actual value of the award impacted by our stock price performance and, in the case of performance-based restricted stock units, achievement of the underlying performance goals.

The 2023 LTIP consisted of a mix of awards (60% performance-based restricted stock units and 40% time-based restricted stock units). Vesting of the performance-based awards are determined after the 3-year performance period (2023-2025), with half of performance-based shares vesting based upon Adjusted EPS (as defined below) (30% of LTIP award) and half based upon Relative TSR (as defined below) (30% of LTIP award). The time-based restricted stock units awarded to NEOs cliff vest at the conclusion of the three-year vesting period.
For a discussion of performance results and Committee decisions relative to the 2021-2023 LTIP performance period, please see “2023 LTIP Target and Grants” on page 49.

Perquisites and Other Personal Benefits	Compensation component to provide basic competitive benefits.	Provide a base level of competitive compensation for executive talent.	Periodic assessment of competitive offerings.	The perquisites and other personal benefits range from approximately 1% to 2% of the total 2023 target compensation for each NEO.

Base Salary
The Company provides NEOs with base salaries to compensate them for services rendered during the fiscal year and reflect each NEO’s position, specific skills, tenure, experience, responsibility and performance. Annual base salary adjustments for NEOs for any given year are generally determined by the Committee at its meeting in January. Increases, if any, in base salary on a year-over-year basis are dependent on the Committee’s assessment of the Company’s and individual’s performance and data from Meridian regarding market competitive base salaries. The Committee has full discretion to set NEO salary at any level it deems appropriate. As part of this process, for 2023, the Committee solicited the recommendations of Mr. Crane with respect to the other NEOs (except Mr. Wehmer). The Committee also considers peer data provided by Meridian, internal pay equity and merit history in evaluating recommendations.
In 2023, the Committee made the following determinations relative to base salary.
Named Executive Officer	2022 Base Salary	2023 Base Salary
Edward J. Wehmer	$1,175,000	$450,000*
Timothy S. Crane	$610,000	$1,000,000*
David A. Dykstra	$830,000	$850,000
Richard B. Murphy	$630,000	$650,000
David L. Stoehr	$520,000	$540,000
Kathleen M. Boege	$450,000	$485,000

*
Mr. Wehmer’s 2023 base salary was $1,175,000 from January 1 through April 30, 2023, during which time he served as CEO. His 2023 base salary decreased to $450,000 on May 1, 2023, pursuant to the Wehmer Agreement, in connection with his transition to the role of Founder and Senior Advisor. Mr. Crane’s base salary increased to $1,000,000 on January 26, 2023, in connection with the planned CEO transition.

Annual Short-Term Incentive
The Company’s performance-based annual short-term incentives are based on each NEO’s overall performance and the achievement of Company performance goals subject to the discretion and adjustment by the Committee. Annual short-term incentives are intended to provide officers across the Company with an opportunity to receive cash compensation (which may be paid in equity at the discretion of the Committee), based on consideration of the Company, subsidiary and individual performance goals.
Performance-based incentives are a key component of our total compensation package because they reward our executives for pursuing objectives that the Committee believes are consistent with the overall goals and strategic direction that the Board has set for the Company.
NEO short-term incentive target opportunities are reviewed by the Committee annually to evaluate appropriateness to the current business cycle and competitiveness relative to the market. In determining the target annual short-term incentives, the Committee considers several factors, including:
•
market practices;

•
the target annual incentive set and achieved in recent years;

•
the desire to provide, as described above, a substantial portion of total compensation as performance-based; and

•
the relative importance and degree of difficulty of the short-term and long-term performance goals of the Company.

The Committee establishes target opportunities for each participant based on their role and competitive market data. The 2023 target opportunities for the NEOs did not change as compared to the 2022 target opportunities other than Mr. Crane’s target opportunities, which were adjusted in connection with his assumption of the CEO role. Based on the Committee’s assessment of Corporate and individual performance, actual awards can vary from 0% to 150% of the target opportunities.

Named Executive Officer	Target (% of Base Salary)
Edward J. Wehmer*	125%
Timothy S. Crane	125%
David A. Dykstra	80%
Richard B. Murphy	80%
David L. Stoehr	70%
Kathleen M. Boege	70%

*
The target for Mr. Wehmer was prorated for the time he was in position as CEO during 2023 and pursuant to the Wehmer Agreement, he did not participate in the annual short-term incentive program following his assumption of the Founder and Senior Advisor role on May 1, 2023.

Consistent with 2022, the 2023 target annual short-term incentive opportunity was allocated in the following manner based upon the executive’s role:
•
75% based on Company performance, associated with consolidated pre-tax net income; and

•
25% based on individual goals and objectives.

Based upon the weighting outlined above of the 75/25 allocation of the short-term incentive target, the table below reflects each NEO’s 2023 base salary and how their total incentive targets were allocated as a percentage of each NEO’s base salary.
Named Executive Officer	2023 Base Salary	2023 Total Short-Term Incentive Percentage at Target	Percentage Allocated to Company Performance	Percentage Allocated to Individual Objectives
Edward J. Wehmer	$1,175,000*	125%	93.75%	31.25%
Timothy S. Crane	$1,000,000	125%	93.75%	31.25%
David A. Dykstra	$850,000	80%	60.00%	20.00%
Richard B. Murphy	$650,000	80%	60.00%	20.00%
David L. Stoehr	$540,000	70%	52.50%	17.50%
Kathleen M. Boege	$485,000	70%	52.50%	17.50%

*
Mr. Wehmer’s 2023 base salary was $1,175,000 from January 1 through April 30, 2023, during which time he served as CEO. His 2023 base salary decreased to $450,000 on May 1, 2023, pursuant to the Wehmer Agreement. His short-term incentive target for 2023 was based on his initial 2023 base salary of $1,175,000 and his short-term incentive award for 2023 was prorated to reflect his service as CEO through April 30, 2023.

Development of Company Performance Objectives
The Committee considers a number of performance factors in determining short-term incentive awards, including key performance indicators such as net interest margin, net overhead ratio, loan, asset and deposit growth and credit quality, as well as qualitative factors including advances in the Company’s efforts to maintain a diverse and inclusive corporate culture, development of enterprise infrastructure that will support future growth, and continued business line diversification.

One of the key Company-level objectives for 2023 was to achieve consolidated pre-tax net income of $1,032.9 million, consistent with the Board-approved 2023 budget. The Committee used the following guidelines to set the high, target, low, and threshold portion of the annual short-term incentive award opportunity allocated to the Company-level objective:
Wintrust 2023 Consolidated Pre-Tax Net Income	Performance Measurement of Company- Level Annual Short-Term Incentive Award
Greater than $1,032.9 million	High
$1,032.9 million	Target
$929.6 million to $1,032.9 million	Low
$723.0 million to $929.6 million	Threshold
Development of Individual Performance Objectives
The individual performance objectives for the NEOs are developed through an iterative process between the Committee and management. Management develops an initial set of recommended objectives based upon the Board-approved business plan and business needs. The Committee reviews the proposed objectives and modifies them at its discretion, after considering whether the objectives are aligned with the Board’s strategic focus. The following objectives, among others including regulatory objectives, leadership development, and advancing diversity, were established for the NEOs in January, 2023:
Edward J. Wehmer
•
Support the leadership transition and successor CEO, to help ensure continuity and the Company’s long-term success.

•
Engage in new client development and relationship management initiatives.

Timothy S. Crane
•
Improve year-over-year core performance of the enterprise reflected in various measures such as core loan, asset and deposit growth, net overhead ratio, performance on niche and core loans, earnings per share, stock price, shareholder return, and net income.

•
Continue to identify and acquire strategic assets, asset generation platforms and bank acquisitions to complement the Company’s strategic initiatives.

•
Maintain the appropriate organizational infrastructure to support both internal and external technology solutions enhancing the digital experience, expansion efforts, streamlining operations and expense management.

•
Advance diversity and inclusion throughout the Wintrust enterprise; build a learning culture through professional development plans, mentorship and training resources; continue to advance recognition of Wintrust as an employer of choice in Chicagoland and southern Wisconsin.

•
Prepare and position next generation leaders throughout key roles; create learning events and promote exposure and development opportunities for key company leaders.

David A. Dykstra
•
Lead all market transactions and strategic acquisition activities. Execute acquisitions, structuring deals with appropriate investment returns and oversee integration.

•
Increase core earnings and net income through planned and profitable growth. Improve year-over- year performance in core loan, asset and deposit growth, net overhead ratio, performance on niche loans, earnings per share, stock price, and shareholder return.

•
Maintain cost effective, scalable and efficient internal operations.

•
Oversee technology and information security strategy to enhance technological capability and effectively manage cyber security risk.

•
Maintain satisfactory ratings in bank safety and soundness exams and all areas of compliance. Oversee activities designed to achieve continued Community Reinvestment Act ratings of Outstanding (or minimum rating of Satisfactory) for all charters.

Richard B. Murphy
•
Oversee the Chief Credit Officer’s management of the core portfolio and non-performing assets at acceptable levels.

•
Direct cross-functional teams on effort to continue to enhance efficiencies and processes within the credit function.

•
Preserve exemplary credit quality through effective underwriting and disciplined loan management.

•
Provide leadership to mortgage, premium finance and niche lending businesses to optimize business outcomes and achieve projected financial results. Partner with leaders of lending businesses and credit function to enhance diversity of incoming personnel and emerging leaders.

•
Improve asset quality and improve management reporting on all loans.

David L. Stoehr
•
Ensure that the Company’s internal controls over financial reporting are designed to provide reasonable assurance that the Company’s financial statements are reliable and prepared in accordance with generally accepted accounting principles.

•
Oversee the annual budgeting and regular forecasting processes.

•
Provide effective analytics, metrics and reporting to measure contributions of business lines and products.

•
Oversee the Company’s allowance for credit losses process and ensure integration with portfolio level credit loss stress testing and capital stress testing.

•
Maintain appropriate capital levels and oversee the completion and integration of capital stress testing.

•
Oversee execution of five-year technology roadmap for Finance group.

•
Continue to make progress on enhanced diversity of incoming personnel and emerging leaders. Collaborate with emerging leaders on professional development plans.

Kathleen M. Boege
•
Manage legal matters and associated risk mitigation across the Company enterprise, in collaboration with cross-functional senior leadership team.

•
Oversee management of the Company’s litigation on a cost-effective basis.

•
Manage legal support of the Company’s transactional and strategic initiatives.

•
Collaborate with Human Resources leadership on strategic workforce initiatives.

•
Support the Company’s diversity, equity and inclusion initiatives, by providing legal advice and serving as executive sponsor of Women of Wintrust, the Company’s largest BRG.

•
Coordinate annual cadence of Board meetings and initiatives, including annual proxy solicitation and annual meeting of shareholders.

Performance Results and Payouts
As noted above under “2023 Business Highlights,” the Committee considered the Company’s strong performance during a year of challenges including rapidly rising interest rates, reflecting the benefit of the skill and guidance provided by the Company’s executive leadership team.
Company Performance Results:   The Company’s consolidated pre-tax net income for the year ended December 31, 2023 was $845.1 million. In determining the actual annual short-term incentive for each NEO associated with the achievement of Company-level objectives, the Committee considered a number of factors, including the following achievements:
•
the Company achieved 90% of the consolidated pre-tax net income objective, after adjusting for factors including the special assessment of $34 million imposed by the Federal Deposit Insurance Corporation during the fourth quarter of 2023 in connection with the failure of several regional banks in early 2023 and a favorable variance of loan net charge-offs relative to the 2023 budget;

•
strong achievement measured against our key performance indicators, including net interest margin, net overhead ratio, loan, asset and deposit growth and credit quality;

•
enhanced focus on issues of diversity and inclusion within the Company’s workforce, including the second cohort of a 12-month advocate-protégé partnership program which paired select high-potential protégés with senior executive advocates. The protégé cohort included over 60% women and 35% leaders of color;

•
continued progress on diversification strategy via expanded lines of business; and

•
continued build out of enterprise infrastructure to support future success of the organization.

The Committee, taking into account the Company’s actual consolidated pre-tax net income performance along with all of the other above-referenced positive key performance indicators, determined to pay out the portion of annual short-term incentives associated with the Company-level results at 90% of target. The Committee also took into account satisfaction of individual performance objectives. The Committee’s analysis ultimately resulted in short-term incentive payouts to NEOs other than Mr. Wehmer ranging from 91.5% to 94.2% of target and Mr. Wehmer’s prorated short-term incentive payout at 100.1% of target.
Individual Performance Objectives:   The Committee reviewed each executive’s performance relative to individual goals and determined that each of the NEOs achieved or exceeded all of their individual performance objectives.
Total Annual Short-Term Incentive Payout:   Consistent with the approach taken in prior years, the final determination of an NEO’s actual short-term incentive payment was based on the Committee’s holistic evaluation of Company and individual performance metrics including consolidated pre-tax net income, individual performance objectives, and discretionary factors. The Committee retains the discretion to determine the amount of any annual short-term incentive awarded to an NEO. The final determination of the Committee could result in no short-term incentive being paid or a short-term incentive amount above or below a strictly formulaic view of performance. Based on their analysis, the Committee approved the annual short-term incentive award for each NEO. The extent of achievement of Messrs. Crane and Wehmer and the other NEOs relative to the accomplishment of the Company’s financial objectives was taken into account.
Additionally, short-term incentives were informed by the Committee’s intention to ensure that total cash compensation was at an appropriate competitive position relative to the Company’s performance. The following table sets forth the total eligible annual short-term incentive amounts at target and annual short-term incentives actually paid to each of our NEOs under the 2023 NEO short-term incentive program.
Named Executive Officer	Total Annual Short-Term Incentive at Target	Total Annual Short-Term Incentive Paid	% Annual Short-Term Incentive Paid vs. Target
Edward J. Wehmer*	$489,583	$490,000	100.1%
Timothy S. Crane	$1,250,000	$1,144,094	91.5%
David A. Dykstra	$680,000	$625,000	91.9%
Richard B. Murphy	$520,000	$480,000	92.3%
David L. Stoehr	$378,000	$355,974	94.2%
Kathleen M. Boege	$339,500	$314,000	92.5%

*
Mr. Wehmer’s short-term incentive target and payout (rounded) are prorated for the time he was in position as CEO during 2023, pursuant to the Wehmer Agreement.

Our annual short-term incentive may be paid in cash and/or equity at the discretion of the Committee. With regard to 2023 performance, annual short-term incentives awarded by the Committee to the NEOs were paid in cash and are reported in the “Bonus” column in the 2023 Summary Compensation Table.
Long-Term Incentive Plan (LTIP)
The Committee believes that a substantial portion of each NEO’s compensation should be in the form of long-term incentive compensation in order to further align the interests of our NEOs and shareholders. The framework is also designed to:
•
provide a competitive compensation opportunity;

•
foster retention;

•
allow the Company to compete effectively for talent;

•
incorporate leading practices;

•
provide transparency;

•
support the Company’s long-term strategy and growth objectives;

•
align management’s long-term compensation with shareholder returns;

•
link pay and performance;

•
create a long-term focus based on sustainable results; and

•
promote long-term NEO stock ownership.

Award Mix
The Committee administers the LTIP and can determine on an annual basis the mix of awards included in the annual grant. As awarded in 2023, the LTIP mix consists of 100% equity, comprised of 60% performance-based restricted stock units and 40% time-based restricted stock units as indicated below:
Award Vehicle Mix	% of Award
Performance-Based Restricted Stock Units	60%
Time-Based Restricted Stock Units	40%
Performance-based restricted stock units and time-based restricted stock units are designed to promote pay for performance since the awards vest after three years and the performance-based stock awards vest based on the achievement of certain performance conditions. Performance-based awards under the LTIP are contingent upon the achievement of pre-established long-term goals set in advance by the Committee with results measured over a multi-year performance period (i.e., three years). Each year, the Committee sets three- year performance goals for the LTIP, which results in overlapping performance cycles. Performance-based awards are earned only at the end of the performance period based on the Company’s actual performance against pre-established goals certified by the Committee, subject to negative discretionary adjustments.
In 2023, the Committee selected the following award mix for the 2023-2025 LTIP performance period:
•
30% in performance-based restricted stock units, with vesting based on a measurement of earnings per share, as adjusted to exclude income taxes, acquisition-related charges and the provision for credit losses, with such amount being further reduced by actual net charge-offs of loans, over the performance period (“Adjusted EPS”);

•
30% in performance-based restricted stock units, with vesting based on the Company’s Total Shareholder Return relative to the KBW Regional Bank Index (“KRX Index”) over the performance period (“Relative TSR”); and.

•
40% in time-based restricted stock units with vesting three years from the grant date (i.e., cliff vest on the third anniversary of the grant date).

When it determined stock-based compensation LTIP awards for the 2023-2025 performance period in January, 2023, the Committee believed that the targets established for these performance metrics were reasonably achievable with strong executive management performance. Actual performance will be measured against the Adjusted EPS metric, with 50% vesting at the end of the performance period for achievement of threshold Adjusted EPS, 100% for achievement of target Adjusted EPS and 150% for achievement of maximum Adjusted EPS levels (with linear interpolation in the payout between performance levels). Adjusted EPS threshold, target and maximum performance measures have been designed to be challenging but achievable through strong management performance and successful execution of our operating plan. Relative TSR will measure our performance compared to the KRX Index with 50% vesting at the end of the performance period for achievement of the 25th percentile, 100% vesting for median percentile performance and 150% vesting for 75th percentile performance (with linear interpolation in the payout between performance levels). In 2023, the Committee also selected a time-based restricted stock unit award to comprise the remaining 40% of the overall LTIP award mix. The time-based restricted stock unit award has a three-year cliff vesting period. The Committee believed that an element of the overall stock-based awards should have a time-based component to create a balance between risk and executive management’s long-term focus on the Company’s overall achievement over the three years reflected in the appreciation of the Company’s stock price.
2023 LTIP Target and Grants:   The Committee provided a 2023 LTIP grant for the performance period from January 1, 2023 through December 31, 2025, based on a target opportunity developed based on market practice, input from Meridian and our desire to provide a significant portion of compensation in long-term equity-based incentives. Additionally, given the unique circumstance of the CEO transition in 2023, the Committee used its discretion to increase the LTIP target for certain NEO, solely for the 2023-2025 performance period. The annual target LTIP award was increased by 30% for each of Messrs. Dykstra, Murphy and Stoehr and Ms. Boege, in consideration of their continued retention and leadership continuity through the CEO transition period, and to reward these NEOs for continuing strong performance during a period of significant change. Total target award opportunities are defined as a percentage of base salary and summarized in the table below, with 60% of the grant value provided as performance-based restricted stock units and 40% of the grant value provided as time-based restricted stock units. The ultimate value of the performance-based awards will depend on the Company’s performance relative to three-year goals and, in the case of both the performance-based and the time-based restricted stock units, the Company’s stock price at vesting. Each NEO’s long-term incentive target percentage, as a percentage of base salary, is outlined below.
Named Executive Officer	Target Percentage of Base Salary
Edward J. Wehmer*	—
Timothy S. Crane	275.0%
David A. Dykstra	162.5%
Richard B. Murphy	162.5%
David L. Stoehr	149.5%
Kathleen M. Boege	149.5%

*
Pursuant to the Wehmer Agreement, Mr. Wehmer was not eligible for a 2023 LTIP grant.

Performance-Based Restricted Stock Unit Awards and Time-Based Restricted Stock Unit Awards:   The performance-based restricted stock unit awards (60% of incentive target opportunity) will each be measured and vest following the end of the performance period ending December 31, 2025, and time-based restricted stock unit awards (40% of target incentive opportunity) will vest three years from the date of the award. The threshold, target and maximum award opportunities for each NEO for the performance-based restricted stock unit awards, and the number of time-based restricted stock units awarded to each NEO, are set forth in the following two tables:

Performance-Based Restricted Stock Unit Awards
Named Executive Officer	Number of shares: Threshold Performance	Number of shares: Target Performance	Number of shares: Maximum Performance
Edward J. Wehmer	—	—	—
Timothy S. Crane	9,186	18,372	27,558
David A. Dykstra	4,505	9,010	13,515
Richard B. Murphy	3,419	6,838	10,257
David L. Stoehr	2,596	5,192	7,788
Kathleen M. Boege	2,247	4,494	6,741
Time-Based Restricted Stock Unit Awards
Named Executive Officer	Number of Time-Based shares:
Edward J. Wehmer	—
Timothy S. Crane	12,248
David A. Dykstra	6,007
Richard B. Murphy	4,559
David L. Stoehr	3,462
Kathleen M. Boege	2,996
2021-2023 LTIP Results and Payment:   The 2021-2023 LTIP award consisted of three different payment vehicles:
•
30% of the award in performance-based restricted stock units, with vesting based on Adjusted EPS

•
30% of the award in performance-based restricted stock units, with vesting based on Relative TSR

•
40% of the award in time-based vested restricted stock units

The following tables outline the payout matrix adopted in conjunction with the 2021-2023 LTIP for the three-year Adjusted EPS and Relative TSR through December 31, 2023:
	Adjusted EPS over 3 year Performance Period		Payout% of Target Award**
Maximum		$29.54	150%
Target		$23.63	100%
Threshold		$17.73	50%
<Threshold	<$	17.73	0%
	Relative TSR Percentile*	Payout % of Target Award**
Maximum	75th	150%
Target	50th	100%
Threshold	25th	50%
<Threshold	<25th	0%

*
Wintrust included within the Peer Group for purposes of determining relative ranking.

**
Linear increase in payout between the performance levels if Threshold performance is achieved.

For the 2021-2023 performance period the results for the Adjusted EPS and Relative TSR performance measures were in excess of the $29.54 maximum amount and the 94th percentile, respectively. Based on these levels of achievement, the Committee certified vesting of performance-based restricted stock units at 150% of target for each measurement, which performance-based restricted stock units vested on February 28, 2024.

Based upon the weighting outlined above of the 30/30/40 allocation of the long-term incentive, the table below reflects the value of each NEO’s vested performance-based and time-based restricted stock units for the 2021-2023 performance period.
Named Executive Officer	Value of Performance-Based Restricted Stock Unit Settlement(1)	Value of Time-Based Restricted Stock Unit Settlement(2)	Total Value Delivered
Edward J. Wehmer	$3,531,805	$1,595,917	$5,127,722
Timothy S. Crane	$652,574	$294,891	$947,465
David A. Dykstra	$961,042	$434,269	$1,395,311
Richard B. Murphy	$723,849	$327,063	$1,050,912
David L. Stoehr	$518,203	$234,111	$752,314
Kathleen M. Boege	$442,839	$200,059	$642,898

(1)
Performance-based shares: The NEOs received shares as follows: Mr. Wehmer 36,272; Mr. Crane 6,702; Mr. Dykstra 9,870; Mr. Murphy 7,434; Mr. Stoehr 5,322; and Ms. Boege 4,548. The value ascribed in the table above was derived based on the $97.37 fair market value of a share Common Stock on February 28, 2024, the date these awards were settled.

(2)
Time-based shares: The NEOs received shares as follows: Mr. Wehmer 16,122; Mr. Crane 2,979; Mr. Dykstra 4,387; Mr. Murphy 3,304; Mr. Stoehr 2,365; and Ms. Boege 2,021. The value ascribed in the table above was derived based on the $98.99 fair market value of a share Common Stock on January 28, 2024, the date these awards were settled.

Perquisites and Other Benefits
Our NEOs receive modest perquisites provided by or paid for by the Company that the Committee believes are reasonable, competitive and consistent with the Company’s overall compensation philosophy. In 2023, these perquisites included: private aviation usage allowance for Mr. Wehmer, car allowances or Company-owned automobiles; club dues; and life insurance. Our NEOs were also eligible for a 401(k) employer matching contribution on the same terms as all other employees of the Company.
The Committee reviews the perquisites provided to its NEOs on a regular basis to evaluate whether they continue to be appropriate in light of the Committee’s overall goal of designing a competitive compensation program for NEOs that is aligned with the interests of our shareholders. Attributed costs of the personal benefits described above for the NEOs for the fiscal year ended December 31, 2023 are included in column (i) of the “2023 Summary Compensation Table.”
Post-Termination Compensation
We have entered into employment agreements with each of our NEOs that provide for post-termination compensation. These agreements provide for payments and other benefits if the NEO’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Constructive Termination,” as these terms are defined in the employment agreements. Additionally, the employment agreements provide for the payment of enhanced severance benefits if the NEO’s employment is terminated within eighteen months of a “Change-in-Control” (as defined in the agreements). Additional information regarding the employment agreements, including a definition of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2023, is found under the heading “Potential Payments upon Termination or Change in Control” on page 59 of this Proxy Statement.
The Committee believes that these employment arrangements are an important part of overall compensation for our NEOs and will help to secure the continued employment and dedication of our NEOs, prior to or following a change in control, notwithstanding any concern that they might have at such time regarding their own continued employment. These agreements also contain restrictive covenants, including non-compete and non-solicitation provisions, which protect the Company’s interests in its client and employee relationships. The Committee also believes that these agreements are important as a recruitment and retention device, as nearly all of the companies with which we compete for executive talent have similar agreements in place for their senior employees.
Additional Information Regarding Compensation Policies
We have additional compensation policies that support our practices. These policies serve to further illustrate and provide context around our approaches to compensation.
Clawback Policy.   Our clawback policy provides that the Company will recover any payment or equity awards made to a current or former executive officer, if the payment was predicated upon achieving certain financial results that were subsequently the subject of a restatement. In such event, the Company will recover the amount by which any annual or long-term payments or awards made or granted exceeded what would have been awarded or granted based on restated financials. In addition, the Company may recover any profits realized on the sales of securities received by such executive officer pursuant to such awards. In 2023, the Company modified its clawback policy, in order to comply with recent requirements of U.S. Securities and Exchange Commission rules and Nasdaq Stock Market listing standards implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
In addition, the clawback provision of the Sarbanes-Oxley Act of 2002 also applies to Messrs. Wehmer, Crane and Stoehr. This provision provides that if the Company is required to restate its financial statements as a result of misconduct, Mr. Wehmer and Mr. Stoehr are required to reimburse the Company for short-term incentives or other incentive-based or equity-based compensation and profits realized in the 12 months after the financial information was first publicly issued or filed with the SEC.
Policy Regarding Excessive or Luxury Expenditures.   Our Board adopted a policy designed to eliminate or prevent any excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services. A copy of this policy is available on our website, www.wintrust.com.
Tax Gross-Up Provisions.   Effective May 20, 2009, the Company adopted a policy that it will not enter into any new or materially amended agreements with NEOs that include any excise tax gross-up provisions with respect to payments contingent upon a change in control. In connection with the CEO transition, Mr. Wehmer’s employment agreement was amended and restated to eliminate Mr. Wehmer’s contractual right to an excise tax gross-up with respect to change in control payments.
Prohibition on Hedging and Short Selling.   The Company’s employees, including its executive officers and Directors, are prohibited from engaging in short selling of the Common Stock or engaging in hedging or offsetting transactions regarding the Common Stock.
Prohibition on Pledging Stock.   In April 2013, the Company adopted a policy prohibiting executive officers and Directors from pledging any of the Company’s securities.
Stock Ownership Guidelines.   The Company has adopted stock ownership guidelines for our executive officers as part of our commitment to corporate governance and to strengthen the alignment of interests between our executive officers and shareholders. Under the guidelines, our CEO and other NEOs are expected to accumulate shares of Common Stock to meet the applicable ownership level within five years of their election or appointment.
For purposes of the guidelines, “shares” include shares owned by the executive or the executive’s immediate family members residing in the same household, including shares held in the Company’s 401(k) plan or employee stock purchase plan, shares held in trust for the benefit of the executive or the executive’s family, shares obtained through stock option exercises, deferred shares, shares of time-based restricted stock and restricted stock units granted under the Company’s equity plans. Unvested performance-based restricted stock units and unexercised stock options are not counted as “shares” under the guidelines.

Title	Guideline
Chief Executive Officer	6 times base salary
Vice Chairman and Chief Operating Officer, Vice Chairman and Chief Lending Officer	3 times base salary
Other Named Executive Officers	1 times base salary
The Committee reviews an executive’s progress toward achieving the applicable guideline. An executive’s progress toward the applicable ownership guideline is expected to be approximately 20% per year. If the Committee determines that an executive has not demonstrated sufficient progress toward compliance with the applicable guideline, it may take appropriate action. The Committee determined that each of these executives met this requirement as of December 31, 2023.
Compensation Process and Roles
Role of Management.   The Committee made all 2023 compensation decisions for our NEOs. Mr. Crane annually reviews the performance of each of the Company’s and its subsidiaries’ officers (other than Mr. Crane and Mr. Wehmer whose performance is reviewed by the Committee). The conclusions reached and the compensation recommendations based on these reviews, including with respect to salary adjustments and incentive award amounts, were presented to the Committee. The Committee exercised its discretion in modifying any recommended adjustment or award.
Committee Process.   During 2023, the Committee reviewed both the Company’s compensation philosophy and the actual compensation being paid by the Company. The Committee met, including in executive sessions without any members of management present, to discuss, evaluate and set executive officer compensation. In determining compensation for each of the NEOs, the Committee focused on the total compensation received by each NEO, as well as the allocation of each element of compensation in relation to those provided by the peer companies identified above. The Committee acted pursuant to a written charter that had been approved by our Board.
Compensation Consultant.   The Committee has the sole authority to retain and dismiss its own outside compensation consultants and any other advisors it deems necessary. The role of a compensation consultant is to assist the Committee in analyzing executive compensation packages and to provide the Committee with information regarding market compensation levels, general compensation trends and best practices. The consultant also provides advice regarding the competitiveness of specific pay decisions and actions for the NEOs, as well as the appropriateness of the design of the Company’s executive compensation program. In 2021, 2022 and 2023, the Committee engaged Meridian to advise it on executive compensation-related issues, conduct benchmarking and pay-for-performance analyses and to provide advice relating to establishing bonus opportunities and target incentives for 2023. In addition, Meridian provided guidance on leading practices on compensation as well as an analysis of director compensation. Meridian attended meetings of the Committee, including executive sessions, upon invitation. Meridian did not provide any other services to the Company. The Committee has assessed the independence of Meridian pursuant to the rules of the SEC and concluded that Meridian’s work for the Committee does not raise any conflicts of interest.

2023 Summary Compensation Table
The following table summarizes compensation awarded to, earned by or paid to our NEOs for 2023 and, to the extent required by SEC disclosure rules, 2022 and 2021. Compensation reflected for Mr. Wehmer for 2023 reflects his service as Chief Executive Officer from January 1 through April 30, 2023, and his subsequent service as Founder and Senior Advisor from May 1 through December 31, 2023. Compensation for Mr. Crane for 2023 reflects his service as President from January 1 through April 30, 2023, and his subsequent service as President and Chief Executive Officer from May 1 through December 31, 2023. The section of this Proxy Statement entitled “Compensation Discussion & Analysis” describes in greater detail the information reported in this table and the objectives and factors considered in setting NEO compensation.
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(3) (i)	Total ($) (j)
Edward J. Wehmer Founder and Senior Advisor & Executive Chairman of the Board and Former Chief Executive Officer	2023	700,962	490,000	—	—	—	—	2,409,840	3,600,802
	2022	1,175,000	1,835,000	2,878,750	—	1,454,750	—	198,589	7,542,089
	2021	1,172,596	3,382,462	2,530,000	—	—	—	55,254	7,140,312
Timothy S. Crane, President and Chief Executive Officer	2023	965,533	1,144,094	2,750,000	—	—	—	33,853	4,893,480
	2022	606,000	600,000	712,500	—	239,487	—	28,547	2,186,534
	2021	568,077	836,333	467,500	—	—	—	25,200	1,897,110
David A. Dykstra Vice Chairman and Chief Operating Officer	2023	847,923	625,000	1,348,750	—	—	—	38,393	2,860,066
	2022	829,000	800,000	1,025,000	—	395,887	—	48,168	3,098,055
	2021	819,039	1,210,160	688,500	—	—	—	45,646	2,763,345
Richard B. Murphy Vice Chairman and Chief Lending Officer	2023	647,923	480,000	1,023,750	—	—	—	33,580	2,185,253
	2022	629,000	600,000	775,000	—	293,250	—	52,844	2,350,094
	2021	619,039	884,285	518,500	—	—	—	39,025	2,060,849
David L. Stoehr Executive Vice President and Chief Financial Officer	2023	537,923	355,974	777,400	—	—	—	29,209	1,700,506
	2022	518,000	434,000	575,000	—	211,312	—	28,674	1,766,986
	2021	499,519	643,813	371,250	—	—	—	29,237	1,543,819
Kathleen M. Boege Executive Vice President, General Counsel and Corporate Secretary	2023	481,366	314,000	672,750	—	—	—	20,808	1,488,924
(1)
The amounts shown in this column for 2023 consists of, for each of the NEOs, the annual cash bonus paid in 2024 with respect to 2023 performance.

(2)
The amounts shown in this column for 2023 represent performance-based restricted stock unit and time-based restricted stock unit awards granted under the Company’s LTIP. These awards are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”) and, in the case of performance-based restricted stock units, are reported based on the probable achievement of the performance-based vesting conditions at the time of grant. The grant date fair value of the awards represents the average of the high and low sale prices of the Common Stock on the date of grant, as reported by Nasdaq, multiplied by the number of shares subject to the award at target level. Under the LTIP, if the highest achievement level is attained for the 2023 performance-based restricted stock unit awards, the maximum grant date fair value for the performance-based and time-based awards is as follows: Mr. Crane $3,575,000; Mr. Dykstra $1,753,375; Mr. Murphy $1,330,875; Mr. Stoehr $1,010,620; and Ms. Boege $874,575. See Note 18 to the Audited

Financial Statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2023 for a discussion of the relevant assumptions used in calculating these amounts.
(3)
Amounts in this column include the value of all other compensation paid to or received by the NEOs in 2023. Please see the “All Other Compensation” table below for further information regarding these amounts.

All Other Compensation for Mr. Wehmer includes the total of the monthly installments of the CEO Transition Award that were paid to Mr. Wehmer in 2023 pursuant to the Wehmer Agreement. Under the Wehmer Agreement (as defined above), Mr. Wehmer was awarded a one-time cash Transition Award of $12,000,000, payable in equal monthly installments over the 36-month period commencing on May 1, 2023 (subject to delayed payment to the extent required by tax law) and generally subject to Mr. Wehmer’s continued employment through each applicable payment date and his compliance with the restrictive covenants set forth in the Wehmer Agreement. See “2023 CEO Transition” on page 36.
Perquisites are valued at actual amounts paid for such perquisites and other compensation. Private Aviation Usage was based on the total expense of private air travel based on the amount paid directly to the third-party vendor. Corporate Automobile Usage for Messrs. Wehmer, Dykstra and Murphy is calculated based on the IRS Annual Lease Value Table. Corporate Automobile Usage for Messrs. Crane and Stoehr and Ms. Boege is a cash automobile allowance.
All Other Compensation
Named Executive Officer	Private Aviation Usage ($)	Corporate Automobile Usage ($)	Club Memberships Not Exclusively For Business Use ($)	Life Insurance Premiums ($)	401(k) Plan Matching Contribution ($)	CEO Transition Award	Total ($)
Edward J. Wehmer	30,000	6,482	20,866	14,159	5,000	2,333,333	2,409,840
Timothy S. Crane	—	17,500	2,245	9,108	5,000	—	33,853
David A. Dykstra	—	21,185	—	12,208	5,000	—	38,393
Richard B. Murphy	—	8,016	8,038	12,526	5,000	—	33,580
David L. Stoehr	—	12,000	—	12,209	5,000	—	29,209
Kathleen M. Boege	—	12,000	2,518	1,290	5,000	—	20,808

*
See Note 3 to the “2023 Summary Compensation Table” above.

2023 Grants of Plan-Based Awards Table
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(3) ($/Sh) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Timothy S. Crane	1/26/2023	—	—	—	—	—	—	12,248	—	—	1,100,000
	1/26/2023	—	—	—	9,186	18,372	27,558	—	—	—	1,650,000
David A. Dykstra	1/26/2023	—	—	—	—	—	—	6,007	—	—	539,500
	1/26/2023	—	—	—	4,505	9,010	13,515	—	—	—	809,250
Richard B. Murphy	1/26/2023	—	—	—	—	—	—	4,559	—	—	409,500
	1/26/2023	—	—	—	3,419	6,838	10,257	—	—	—	614,250
David L. Stoehr	1/26/2023	—	—	—	—	—	—	3,462	—	—	310,960
	1/26/2023	—	—	—	2,596	5,192	7,788	—	—	—	466,440
Kathleen M. Boege	1/26/2023	—	—	—	—	—	—	2,996	—	—	269,100
	1/26/2023	—	—	—	2,247	4,494	6,741	—	—	—	403,650

(1)
The amounts in this column represent performance-based restricted stock unit awards granted to the NEOs pursuant to the 2023 LTIP and granted under the Wintrust Financial Corporation 2022 Stock Incentive Plan (the “2022 Plan”) that will be earned at the end of the performance period ending December 31, 2025 based on the Company’s achievement of performance objectives relating to the Company’s Adjusted EPS and Relative TSR. Subject to certain qualifying termination events, the participant is required to be employed on the award settlement date in order to vest in the award.

(2)
The amounts in this column represent time-based restricted stock unit awards granted to the NEOs pursuant to the 2023 LTIP and granted under the 2022 Plan that will be earned at the end of the vesting period ending January 26, 2026. Subject to certain qualifying termination events, the participant is required to be employed on the award settlement date in order to vest in the award.

(3)
The amounts in this column are valued based on the grant date fair value of the award calculated in accordance with FASB ASC Topic 718 based on the probable outcome of the applicable performance conditions. See Note 2 to the 2023 Summary Compensation Table for a discussion of the relevant assumptions used in calculating the grant date fair value.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table
As of December 31, 2023, each of our current NEOs was subject to an employment agreement with the Company. In the case of Messrs. Wehmer and Crane, their previous employment agreements were modified by the terms of their respective amended and restated employment agreements dated as of January 26, 2023, which were executed in connection with the transition of the CEO role from Mr. Wehmer to Mr. Crane, which occurred effective May 1, 2023, as discussed above.
For Messrs. Dykstra and Murphy, the initial terms of their employment agreements expired in 2011 and the initial term of Mr. Stoehr’s employment agreement expired in 2009. The initial term of Ms. Boege’s employment agreement expired in 2016. However, each NEO’s agreement automatically renews for successive three-year terms, in the case of Messrs. Crane, Dykstra and Murphy, and one-year terms in the case of Mr. Stoehr and Ms. Boege, unless either the NEO or the Company provides notice of non-renewal at least 60 days prior to the expiration of the then-current term. For Mr. Wehmer, the initial term of the Wehmer Agreement ends on December 31, 2026, and the Wehmer Agreement is renewable beyond such initial term by the mutual written agreement of Mr. Wehmer and the Company not less than 90 days prior to expiration of the initial term (or any subsequent term).
If a change in control occurs, the then-current term of each NEO’s employment agreement automatically extends for two years from the date of the change in control. If the term is extended due to a change in control, such extension will be further extended automatically for successive three-year terms, in the case of Messrs. Crane, Dykstra and Murphy, and one-year terms in the case of Mr. Stoehr and Ms. Boege, unless either the NEO or the Company provides notice of non-renewal at least 60 days prior to the expiration of the then-current term.
2023 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information for each NEO with respect to each award of restricted stock units that has not vested and remained outstanding at December 31, 2023. The market value as of December 31, 2023 has been calculated using the closing price of the Company’s Common Stock on December 29, 2023 of $92.75, as reported on Nasdaq. As of December 31, 2023, none of our NEOs held any outstanding stock options.

	Options Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(1) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Edward J. Wehmer	—	—	—	—	—	16,122(2)	1,495,315	—	—
	—	—	—	—	—	11,834(4)	1,097,604	17,750(5)	1,646,313
	—	—	—	—	—	36,272(3)	3,364,228	—	—
Timothy S. Crane	—	—	—	—	—	2,979(2)	276,302	—	—
	—	—	—	—	—	2,979(4)	271,665	4,392(5)	407,358
	—	—	—	—	—	12,248(6)	1,136,002	18,372(7)	1,704,003
	—	—	—	—	—	6,702(3)	621,611	—	—
David A. Dykstra	—	—	—	—	—	4,387(2)	406,894	—	—
	—	—	—	—	—	4,213(4)	390,756	6,320(5)	586,180
	—	—	—	—	—	6,007(6)	557,149	9,010(7)	835,678
	—	—	—	—	—	9,870(3)	915,443	—	—
Richard B. Murphy	—	—	—	—	—	3,304(2)	306,446	—	—
	—	—	—	—	—	3,186(4)	295,502	4,778(5)	443,160
	—	—	—	—	—	4,559(6)	422,847	6,838(7)	634,225
	—	—	—	—	—	7,434(3)	689,504	—	—
David L. Stoehr	—	—	—	—	—	2,365(2)	219,354	—	—
	—	—	—	—	—	2,363(4)	219,168	3,544(5)	328,706
	—	—	—	—	—	3,462(6)	321,101	5,192(7)	481,558
	—	—	—	—	—	5,322(3)	493,616	—	—
Kathleen M. Boege	—	—	—	—	—	2,021(2)	187,448	—	—
	—	—	—	—	—	2,032(4)	188,468	3,048(5)	282,702
	—	—	—	—	—	2,996(6)	277,879	4,494(7)	416,819
	—	—	—	—	—	4,548(3)	421,827	—	—
(1)
The amounts in this column represent restricted stock unit awards that remained subject to performance- based vesting conditions as of December 31, 2023.

(2)
Represents time-based restricted stock unit awards that vested on January 28, 2024.

(3)
Represents awards that vested and were settled on February 28, 2024, based on performance during the period from January 1, 2021 through December 31, 2023. The awards are reported at the actual vesting level, which was determined based on the Company’s achievement of Adjusted EPS and Relative TSR over the three-year performance period.

(4)
Represents time-based restricted stock unit awards that will vest on January 27, 2025.

(5)
Represents performance-based restricted stock unit awards that will be earned at the end of the January 1, 2022 through December 31, 2024 performance period based on the Company’s achievement of performance objectives relating to the Company’s Adjusted EPS and Relative TSR. These restricted stock unit awards are reported in this table assuming target achievement.

(6)
Represents time-based restricted stock unit awards that will vest on January 26, 2026.

(7)
Represents performance-based restricted stock unit awards that will be earned at the end of the January 1, 2023 through December 31, 2025 performance period based on the Company’s achievement of performance objectives relating to the Company’s Adjusted EPS and Relative TSR. These restricted stock unit awards are reported in this table assuming target achievement.

2023 Option Exercises and Stock Vested Table
The following table sets forth information for each NEO with respect to the vesting of stock awards during 2023, and the value realized upon such vesting. No options were held or exercised by the NEOs during 2023.
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#)(1) (d)	Value Realized on Vesting ($)(2) (e)
Edward J. Wehmer	—	—	22,695	2,061,748
Timothy S. Crane	—	—	3,736	339,400
David A. Dykstra	—	—	6,176	561,064
Richard B. Murphy	—	—	4,574	415,529
David L. Stoehr	—	—	3,297	299,519
Kathleen M. Boege	—	—	2,751	249,917

(1)
Represents the vesting of performance-based stock awards granted under the Company’s 2015 Stock Incentive Plan.

(2)
The value realized on the vesting of performance-based stock awards represents the average of the high and low market price of the Common Stock on the date of vesting multiplied by the number of performance-based stock awards that vested.

2023 Nonqualified Deferred Compensation Table
Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
Edward J. Wehmer	—	—	820,435(1)	640,733(4)	8,385,171(2)
Timothy S. Crane	—	—	—	—	—
David A. Dykstra	—	—	405,362(1)	—	3,783,114(3)
Richard B. Murphy	—	—	—	—	—
David L. Stoehr	—	—	—	—	—
Kathleen M. Boege	—	—	—	—	—

(1)
The amounts reported in the column entitled “Aggregate Earnings in Last Fiscal Year” represent the change in the value of the shares subject to the deferred LTIP and restricted stock unit awards from December 31, 2022 to December 31, 2023, net of distribution.

(2)
This amount represents the value of Mr. Wehmer’s deferred LTIP awards settled in 2017, 2018, and 2019 and his restricted stock unit awards which have vested but are not issuable until the earlier to occur of (i) the executive’s termination of employment and (ii) the time at which the award is no longer subject to the deduction limits under Section 162(m) of the Internal Revenue Code (the “Code”).

(3)
This amount represents the value of Mr. Dykstra’s restricted stock unit awards which have vested but are not issuable until the earlier to occur of (i) the executive’s termination of employment and (ii) the time at which the award is no longer subject to the deduction limits under Section 162(m) of the Code.

(4)
This amount represents the value of Mr. Wehmer’s deferred LTIP awards settled in 2016 that were distributed in 2023 in accordance with the deferral terms of his LTIP award agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As noted under “Compensation Discussion & Analysis — Post-Termination Compensation” on page 51 of this Proxy Statement, we have entered into employment agreements with each of our NEOs that provide for payments in connection with such NEO’s termination, whether in connection with a change in control or otherwise. The benefits to be provided to the current NEOs under the employment agreements upon various termination situations are described below, including a summary of payments that would have been required had a termination taken place on December 31, 2023.
Payments Made upon Termination
The NEO’s rights upon a termination of his or her employment depend upon the circumstances of the termination. Central to an understanding of the rights of each NEO under the employment agreements is an understanding of the definitions of ‘Cause’ and ‘Constructive Termination’ that are used in those agreements. For purposes of the employment agreements:
•
We have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including refusing to perform duties consistent with the scope and nature of his or her position, committing an act of gross negligence or willful misconduct resulting in or potentially resulting in economic loss or damage to the Company’s reputation, conviction of a felony or other actions specified in the definition.

•
The NEO is said to have been Constructively Terminated (and thereby gains access to the benefits described below) if we (i) materially reduce the NEO’s duties and responsibilities, or (ii) reduce the NEO’s adjusted total compensation (as defined in the agreements) to an amount less than (x) 75% of his or her adjusted total compensation for the prior 12 months or (y) 75% of his or her adjusted total compensation for the 12 months preceding the date of such NEO’s employment agreement, whichever is greater. In addition, in the case of Messrs. Crane, Dykstra and Murphy, the NEO is said to have been Constructively Terminated if we reduce, or assign such NEO duties substantively inconsistent with, his position, authority, duties or responsibilities, including reductions occurring solely as a result of the Company ceasing to be a publicly traded entity or becoming a wholly owned subsidiary of another entity.

The employment agreements require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release in which he or she waives all claims that he or she might have against us and certain associated individuals and entities. The employment agreements also include non-compete and non-solicit provisions and confidentiality provisions that would apply for three years following the termination of employment or, in the case of Mr. Crane, for two years.
Payment Obligations for Termination with Cause
If an NEO is terminated for Cause, he or she is entitled to receive amounts earned during the terms of employment. Such amounts include:
•
unpaid base salary through the date of termination;

•
accrued but unused vacation or paid leave; and

•
reimbursements.

Payment Obligations Upon Death or Permanent Disability
In the event of death or permanent disability of an NEO, in addition to the items above:
•
Mr. Wehmer will be entitled to a payment equal to the remaining unpaid portion of the Transition Award, plus the prorated target amount of his 2023 annual incentive compensation award. Messrs. Crane, Dykstra, Murphy and Stoehr will be entitled to a payment equal to three times the sum of his base salary in effect at the time of his death or disability and the target cash and stock bonus awards granted to such NEO in the year of his death or disability. Such payments will be made (i) in the case of death, in a lump sum within 30 days of the NEO’s death or (ii) in the case of permanent disability, ratably over 36 months (except for Wehmer, whose payment will be made ratably over

29 months), with any such payment benefit reduced by the proceeds from any life or disability insurance policies maintained by the Company. For Mr. Crane, such payment benefit will be reduced by the amount of any income earned during the payment period; provided, however, that such amount paid shall not be less than $8,333.34 per month.
•
Ms. Boege is entitled to life insurance proceeds upon death and disability insurance proceeds upon permanent disability.

•
Each NEO will immediately vest in all time-based outstanding awards which are not performance awards under the Company’s incentive plans. Performance awards will be prorated based on actual performance and number of full months during the performance period.

Additionally, in the event of termination due to permanent disability:
•
Messrs. Dykstra, Murphy and Stoehr will continue to receive health insurance, including for qualified dependents, either under the then current Company plan or under an independent policy having similar coverage to that maintained by the Company, until the earlier of (i) the date he becomes eligible for any comparable medical, dental, or vision coverage provided by any other employer or (ii) the date he becomes eligible for Medicare benefits; and

•
Mr. Crane will continue to receive health insurance, including for qualified dependents, under the then current Company plan until the end of the 36-month period which the severance payments described in the first bullet point of this subsection are made.

Payment Obligations for Constructive Termination or Termination Without Cause
In the event of constructive termination or termination without cause of an NEO, such NEO is entitled to the items listed above under “Payment Obligations for Termination with Cause” and “Payment Obligations Upon Death or Permanent Disability,” except that:
•
the payment described in the first bullet point under “Payment Obligations Upon Death or Permanent Disability” will not be made in a lump sum, but rather be made ratably over the 36-month period for Messrs. Crane, Dykstra, Murphy, and Stoehr, over the 29-month period for Mr. Wehmer;

•
Ms. Boege will be entitled to a payment equal to three times the sum of her base salary in effect at the time of her termination plus the annual incentive compensation paid during the twelve months prior to her termination. For Ms. Boege, such payment benefit will be reduced by the amount of any income earned during the payment period; provided, however, that such amount paid shall not be less than $8,333.34 per month;

•
in addition to payments received in the case of death or disability, Mr. Wehmer will also receive payment of his base salary for the remaining months of his initial term;

•
outstanding option awards under the Company’s incentive plans will remain exercisable until the earlier of (i) three months or (ii) the life of the award;

•
Messrs. Dykstra, Murphy and Stoehr and their respective dependents will be entitled to continued health benefits until the earliest of (i) the date he becomes eligible for another group health insurance plan with no pre-existing condition limitation or exclusion or (ii) the date he becomes eligible for Medicare benefits;

•
Mr. Crane and Ms. Boege and their respective dependents will be entitled to continued health benefits until the earliest of (i) the date he or she becomes eligible for another group health insurance plan with no pre-existing condition limitation or exclusion, (ii) the expiration of the maximum coverage period under COBRA or (iii) the date he or she becomes eligible for Medicare benefits; and

•
in conjunction with a Termination Without Cause, the outstanding time-based restricted stock unit awards under the Company’s incentive plan will not immediately vest.

Payment Obligations for Termination Without Cause or Constructive Termination Following a Change in Control
In the event of the constructive termination or termination without cause of an NEO within eighteen months of a change in control, which is defined below, such NEO shall be entitled to the same payments and items described above under “Payment Obligations for Constructive Termination or Termination Without Cause,” however, such payments shall be made in a lump sum within 30 days of such termination. Additionally:
•
pursuant to our incentive plans, the NEO will be entitled to immediate vesting and lapsing of restrictions on all outstanding equity awards;

•
the NEO will be entitled to immediate vesting of all outstanding time-based performance restricted stock unit awards for Termination without Cause;

•
Messrs. Dykstra and Murphy will be entitled to an additional cash payment equal to an amount that would offset any excise taxes incurred by the NEO as a result of the receipt of any change in control payments and such offset payment, within 30 days of the determination that such excise tax is due; and

•
in the case of Messrs. Wehmer, Crane and Stoehr and Ms. Boege, such payment may be subject to reduction (any such payment a “Reduced Payment”) to the extent it would cause such NEO to receive an “excess parachute payment” (as defined in the Code) unless the change in control payments, less the amount of any excise taxes payable by the NEO, is greater than the Reduced Payment.

On May 20, 2009, the Company adopted a policy that it will not enter into any new or materially amended agreements with NEOs that include any excise tax gross-up provisions with respect to payments contingent upon a change in control. This policy does not apply to the employment agreements with Messrs. Dykstra and Murphy in effect at the time of adoption of such policy.
For purposes of a change in control, the NEO is said to have been Constructively Terminated (and thereby gain access to the benefits described above) if the resulting employer were to (i) materially reduce the NEO’s duties and responsibilities, (ii) reduce the NEO’s adjusted total compensation to an amount less than (x) 100% of his or her adjusted total compensation for the prior 12 months or (y) 100% of his or her adjusted total compensation for the 12 months preceding the date of such NEO’s employment agreement, whichever is greater, or (iii) following the change in control, deliver notice to such NEO that he or she will continue to be employed but his or her employment agreement will be rejected. In addition, in the case of Messrs. Crane, Dykstra and Murphy, the NEO is said to have been Constructively Terminated if we reduce or assign such NEO duties substantively inconsistent with his position, authority, duties or responsibilities, including reductions occurring solely as a result of the Company’s ceasing to be a publicly traded entity or becoming a wholly owned subsidiary of another entity.
“Change in control” is defined in the NEOs’ employment agreements by reference to the 2007 Stock Incentive Plan, which defines change in control as any of the following events:
•
if any person acquires 50% or more of the Company’s outstanding Common Stock or of the combined voting power of the Company’s outstanding voting securities (other than securities acquired directly from the Company);

•
if the Company’s incumbent Directors (and director nominees approved by such Directors) cease to constitute a majority of the Board;

•
the consummation of a reorganization, merger, or consolidation in which our shareholders immediately prior to such transaction do not, following such transaction, beneficially own more than 50% of the outstanding common stock or of the combined voting power of the corporation resulting from such transaction; or

•
the approval of our shareholders of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

The table below shows potential payments to the NEOs if terminated upon death or permanent disability, for Constructive Termination or without Cause, in connection with a change in control and retirement. The amounts shown assume that termination was effective as of December 31, 2023, and are estimates of the amounts that would be paid to the executives upon termination. All equity awards have been calculated using the closing stock price of the Company’s Common Stock on December 29, 2023 of $92.75, as reported on Nasdaq. The actual amounts to be paid can only be determined at the actual time of an executive’s termination.
Name	Type of Payment	Death ($)	Permanent Disability ($)	Constructive Termination ($)	Termination Without Cause ($)	Termination in Connection with a Change in Control ($)	Retirement ($)
Edward J. Wehmer(1)	Cash Severance Benefit(2)	10,156,250	10,156,250	11,506,250	11,506,250	11,506,250	—
	Value of Unvested and Accelerated Equity(3)	7,060,177	7,060,177	7,060,177	6,663,820	7,603,461	6,663,820
	Benefit Continuation(4)	—	—	—	—	—	—
	Less Life Insurance Proceeds(5)	(1,800,000)	—	—	—	—	—
	Less Disability Insurance Proceeds(6)	—	(240,000)	—	—	—	—
	Severance Cutback(7)	—	—	—	—	—	—
	TOTAL	15,416,427	16,976,427	18,566,427	18,170,070	19,109,711	6,663,820
Timothy S. Crane(1)	Cash Severance Benefit(2)	6,750,000	6,750,000	6,750,000	6,750,000	6,750,000	—
	Value of Unvested and Accelerated Equity(3)	3,146,510	3,146,510	3,146,510	2,259,519	4,416,941	2,259,519
	Benefit Continuation(4)	—	60,039	30,019	30,019	60,039	—
	Less Life Insurance Proceeds(5)	(1,200,000)	—	—	—	—	—
	Less Disability Insurance Proceeds(6)	—	(960,000)	—	—	—	—
	Severance Cutback(7)	—	—	—	—	—	—
	TOTAL	8,696,510	8,996,549	9,926,529	9,039,538	11,226,980	2,259,519
David A. Dykstra(1)	Cash Severance Benefit(2)	4,590,000	4,590,000	4,590,000	4,590,000	4,590,000	—
	Value of Unvested and Accelerated Equity(3)	2,941,541	2,941,541	2,941,541	2,413,526	3,692,099	2,413,526
	Benefit Continuation(4)	—	35,442	35,442	35,442	35,442	—
	Less Life Insurance Proceeds(5)	(2,700,000)	—	—	—	—	—
	Less Disability Insurance Proceeds(6)	—	(720,000)	—	—	—	—
	Excise Tax Gross-Up Payment(8)	—	—	—	—	—	—
	TOTAL	4,831,541	6,846,983	7,566,983	7,038,968	8,317,541	2,413,526
Richard B. Murphy(1)	Cash Severance Benefit(2)	3,510,000	3,510,000	3,510,000	3,510,000	3,510,000	—
	Value of Unvested and Accelerated Equity(3)	2,222,624	2,222,624	2,222,624	1,822,270	2,791,683	1,822,270
	Benefit Continuation(4)	—	6,751	6,751	6,751	6,751	—
	Less Life Insurance Proceeds(5)	(2,700,000)	—	—	—	—	—
	Less Disability Insurance Proceeds(6)	—	(600,000)	—	—	—	—
	Excise Tax Gross-Up Payment(8)	—	—	—	—	—	—
	TOTAL	3,032,624	5,139,375	5,739,375	5,339,021	6,308,434	1,822,270
David L. Stoehr(1)	Cash Severance Benefit(2)	2,754,000	2,754,000	2,754,000	2,754,000	2,754,000	—
	Value of Unvested and Accelerated Equity(3)	1,633,991	1,633,991	1,633,991	1,331,860	2,063,503	1,331,860
	Benefit Continuation(4)	—	21,940	21,940	21,940	21,940	—
	Less Life Insurance Proceeds(5)	(2,700,000)	—	—	—	—	—
	Less Disability Insurance Proceeds(6)	—	(720,000)	—	—	—	—
	Severance Cutback(7)	—	—	—	—	—	—
	TOTAL	1,687,991	3,689,931	4,409,931	4,107,800	4,839,443	1,331,860

Name	Type of Payment	Death ($)	Permanent Disability ($)	Constructive Termination ($)	Termination Without Cause ($)	Termination in Connection with a Change in Control ($)	Retirement ($)
Kathleen M. Boege(1)	Cash Severance Benefit(2)	—	—	2,610,000	2,610,000	2,610,000	—
	Value of Unvested and Accelerated Equity(3)	1,403,972	1,403,972	653,795	—	1,775,143	—
	Benefit Continuation(4)	—	—	10,288	10,288	20,576	—
	Plus Life Insurance Proceeds(5)	300,000	—	—	—	—	—
	Plus Disability Insurance Proceeds(6)	—	1,740,000	—	—	—	—
	Severance Cutback(7)	—	—	—	—	—	—
	TOTAL	1,703,972	3,143,972	3,274,083	2,620,288	4,405,719	—

(1)
In the event of termination with cause, each NEO would only be entitled to earned but unpaid base salary through the termination date, accrued but unused vacation or paid leave, and reimbursement of miscellaneous company incurred expenses. For each NEO, this amount was zero as of December 31, 2023.

(2)
Upon termination due to death or disability, termination without cause, constructive termination, or qualifying termination following a change in control, with respect to each NEO other than Mr. Wehmer and Ms. Boege, such NEO is entitled to receive an amount equal to three times (3x) the sum of (i) the NEO’s base salary in effect at the time of termination plus (ii) an amount equal to the NEO’s target cash bonus and the NEO’s target stock bonus in the year in which the termination occurs. Upon termination due to death or disability, Mr. Wehmer is entitled to a severance payment equal to the sum of (i) the remaining unpaid balance of the Transition Award plus (ii) the prorated target amount of his 2023 annual incentive compensation award. Upon a constructive termination, termination without cause or a qualifying termination following a change in control, Mr. Wehmer is entitled to a severance payment equal to the sum of (i) the remaining unpaid balance of the Transition Award plus (ii) the prorated target amount of his 2023 annual incentive compensation award plus (iii) his base salary for the remaining months of his initial term. Upon termination due to termination without cause, constructive termination, or a qualifying termination following a change in control, Ms. Boege is entitled to a severance payment of three times (3x) the sum of (i) base salary in effect at the time of termination plus (ii) an amount equal to the annual incentive compensation paid to her during the 12-month period prior to the termination.

(3)
All time-vesting restricted stock unit awards will immediately vest in the event of a death, permanent disability, constructive termination, or a qualifying termination following a change in control. Time- vesting restrictive stock unit awards vest pro-rata upon retirement. In the event of death, permanent disability, or retirement, the 2021, 2022 and 2023 performance-based restricted stock unit awards will vest on a pro-rata basis based on performance over the full performance period. For this analysis, performance has been assumed at target for the 2022 and 2023 awards. For the 2021 performance-based restricted stock unit awards, the amount represents the actual payout, since the performance period was completed on December 31, 2023 and the performance achieved during the period was known. In the event of a qualifying termination following a change in control, the 2022 and 2023 performance-based restricted stock unit awards will vest in full at target performance. The 2021 performance-based restricted stock unit award is shown at actual performance as the performance period ended on December 31, 2023. Messrs. Wehmer, Crane, Dykstra, Murphy, and Stoehr had met the retirement-eligibility requirements under each of the foregoing equity awards as of December 31, 2023. Therefore, any constructive termination or termination without cause incurred by Messrs. Wehmer, Crane, Dykstra, Murphy, and Stoehr was treated as a retirement for purposes of quantifying their disclosed benefits.

(4)
We have assumed benefit continuation for Messrs. Dykstra, Murphy and Stoehr through the age of 65, the time at which the NEO will be eligible for Medicare. As of December 31, 2023, Mr. Wehmer was eligible for Medicare and, thus, would not receive benefit continuation. We have assumed benefit continuation for 18 months in the event termination in connection with a change in control, termination without cause or constructive termination for Mr. Crane and Ms. Boege per current COBRA guidelines. We have assumed a maximum benefit continuation for 36 months in the event of permanent disability for Mr. Crane.
(5)
For Messrs. Wehmer, Crane, Dykstra, Murphy, and Stoehr, in the event of termination in connection with death, the amount of benefits to be paid for each NEOs pursuant to his employment agreements will be reduced by the amount of any life insurance benefit payments paid or payable to him from policies of insurance maintained and/or paid for by the Company; provided that in the event the life insurance benefits exceed the amount to be paid to him, the executive shall remain entitled to receive the excess life insurance payments. For Ms. Boege, in the event of termination in connection with death, the amount of benefits to be paid to her will be equal to the amount of any life insurance benefit payments paid or payable to her from policies of insurance maintained and/or paid for by the Company.

(6)
For Messrs. Wehmer, Crane, Dykstra, Murphy, and Stoehr, in the event of termination in connection with permanent disability, the amount of benefits to be paid to each NEO pursuant to his employment agreement will be reduced by the amount of any long-term disability insurance benefit payments paid or payable to him during the payment period from policies of insurance maintained and/or paid for by the Company; provided that in the event the long-term disability insurance benefits exceed the amount to be paid to him, he will remain entitled to receive the excess insurance payments. For Ms. Boege, in the event of termination in connection with permanent disability, the amount of benefits to be paid to her will be equal to the amount of any long-term disability insurance benefit payments paid or payable to her during the payment period from policies of insurance maintained and/or paid for by the Company.

(7)
The employment agreements for Messrs. Wehmer, Crane and Stoehr and Ms. Boege provide that in the event the potential payments would constitute “excess parachute payments” within the meaning of Section 280G of the Code, or any interest or penalties with respect to such excise tax, then the amount of the payout would be automatically reduced to an amount equal to $1.00 less than three times (3x) the “base amount” as defined in Section 280G(3) of the Code (the “Reduced Payment”). This reduction will not apply if the sum of the amount of severance pay less the amount of excise tax payable by the NEO is greater than the Reduced Payment.

(8)
In the event of a termination in connection with a change in control, Messrs. Dykstra and Murphy are entitled to an excise tax gross-up payment to be paid by the Company if the present value of the NEO’s parachute payments exceeds his safe harbor. Excise tax gross-up payments were calculated in accordance with Section 280G of the Code. Effective May 20, 2009, the Company adopted a policy that it will not enter into any new or materially amended agreements with NEOs that include any excise tax gross-up provisions with respect to payments contingent upon a change in control.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion & Analysis with management and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in the Company’s Proxy Statement, its Annual Report on Form 10-K and such other filings with the SEC as may be appropriate.
Compensation Committee
ELIZABETH H. CONNELLY (CHAIR)	SUZET M. MCKINNEY
PETER D. CRIST	KARIN GUSTAFSON TEGLIA
CEO PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Crane, our President and Chief Executive Officer as of December 31, 2023. We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. For 2023,

•
The median of the annual total compensation of all of our employees, other than Mr. Crane, was $77,286.

•
Mr. Crane’s annual total compensation, as reported in the Total column of the 2023 Summary Compensation Table, and as adjusted for annualization of his base salary for full year 2023, was $4,927,947.

•
Based on this information, the ratio of the annual total compensation of Mr. Crane to the median of the annual total compensation of all employees is estimated to be 63.8 to 1.

We selected October 1, 2023 as the date on which to determine our median employee. As of that date, we had had approximately 5,433 employees. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the Company’s total number of employees.
We applied this de minimis exemption when identifying the median employee by excluding 143 employees in Canada and one employee in Puerto Rico. After taking into account the de minimis exemption, 5,289 employees in the United States and zero employees located outside of the United States were considered for identifying the median employee.
For purposes of identifying the median employee from the employee population base, other than Mr. Crane, we considered W-2 gross taxable wages for calendar year 2023. In addition, we annualized compensation for employees who commenced employment with the Company after January 1, 2023 or who terminated prior to December 31, 2023.
In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2023 Summary Compensation Table with respect to each of the NEOs.
PAY VERSUS PERFORMANCE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the Company is providing the following information for “Compensation Actually Paid,” as calculated per SEC disclosure rules, and the Company’s financial performance against specific performance metrics for each of the last four completed calendar years. The table below summarizes “Compensation Actually Paid” to Mr. Wehmer, the Company’s former Principal Executive Officer (“PEO”), “Compensation Actually Paid” to Mr. Crane, the Company’s current PEO, and the average “Compensation Actually Paid” to our NEOs other than Mr. Wehmer and Mr. Crane. In determining the “Compensation Actually Paid,” we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table in previous years as the valuations methods for this section differ from those required in the Summary Compensation Table, primarily as it relates to equity valuations. Under the Summary Compensation Table rules, equity awards are reflected as compensation in the year of grant based on the full grant date fair value, whereas equity awards are reported as “Compensation Actually Paid” during the vesting period and are impacted by changes in the Company’s stock price through the vesting date. Similar to the Summary Compensation Table, “Compensation Actually Paid” includes the value of equity awards as compensation prior to vesting and, thus, such compensation may never be realized by the NEOs if the underlying vesting conditions are not satisfied.
Year(1)	Summary Compensation Table Total PEO — Mr. Wehmer(2) ($)	Compensation Actually Paid to PEO — Mr. Wehmer(3) ($)	Summary Compensation Table Total PEO — Mr. Crane(2) ($)	Compensation Actually Paid to PEO — Mr. Crane(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(3) ($)	Value of Initial Fixed $100 Investment Based On(4):		Net Income ($ in millions)	Adjusted EPS(6) ($)
							Wintrust TSR ($)	Peer Group TSR(5) ($)
2023	3,600,802	4,822,614	4,893,480	4,980,483	2,058,687	2,257,999	141.06	109.02	623	14.78
2022	7,542,089	8,359,216			2,350,417	2,507,670	125.94	99.06	510	12.63
2021	7,140,312	9,915,585			2,066,281	2,621,076	133.32	119.74	466	9.64
2020	5,702,248	2,873,349			1,672,199	1,155,692	88.23	87.20	293	9.83

(1)
Mr. Wehmer served as the Company’s sole PEO in years 2020-2022 and the Company’s other NEOs for years 2020-2022 are Messrs. Dykstra, Murphy, Crane and Stoehr. Mr. Wehmer and Mr. Crane each served as the Company’s PEO in 2023 for the time periods as report above, and the Company’s other NEOs for 2023 are Messrs. Dykstra, Murphy, Stoehr and Ms. Boege.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable years for Mr. Wehmer and Mr. Crane and (ii) the average of the total compensation reported in the Summary Compensation Table for the Company’s other NEOs for the applicable years, as described in (1) above.

(3)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “Compensation Actually Paid” as reported in the Pay-versus-Performance Table. “Compensation Actually Paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “Compensation Actually Paid” is calculated as the total compensation reported in the Summary Compensation Table adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date. The Company does not provide a defined benefit plan so no adjustment for pension benefits is included. The following table details these adjustments:

Year	Summary Compensation Table Total ($)(a)	(Minus) Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($)(b)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($)(c)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($)(d)	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(f)	(Minus) Fair Value as of Prior Fiscal Year- End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(g)	Equals Compensation Actually Paid ($)
Mr. Wehmer (PEO)
2023	3,600,802	—	—	1,078,267	—	143,545	—	4,822,614
2022	7,542,089	(2,878,750)	2,848,340	847,537	—	—	—	8,359,216
2021	7,140,312	(2,530,000)	4,319,490	985,783	—	—	—	9,915,585
2020	5,702,248	(1,265,000)	—	(751,895)	—	—	(812,004)	2,873,349
Mr. Crane (PEO)
2023	4,893,480	(2,750,000)	2,585,759	227,640	—	23,604	—	4,980,483
Other NEOs(h)
2023	2,058,687	(955,663)	898,474	229,985	—	26,516	—	2,257,999
2022	2,350,417	(771,875)	763,616	165,512	—	—	—	2,507,670
2021	2,066,281	(511,438)	873,110	193,123	—	—	—	2,621,076
2020	1,672,199	(247,813)	—	(130,396)	—	—	(138,298)	1,155,692
(a)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.

(b)
Represents the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(c)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)
Represents the change in fair value during the indicated fiscal year of each stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(e)
Represents the fair value at vesting of the stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(g)
Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(h)
See (1) above for the NEOs included in the average for the indicated fiscal year.

(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.

(5)
The Peer Group TSR utilizes the NASDAQ Global Select Market bank stock as the peer group index, which is the same industry index used in the Company’s Annual Report on Form 10-K.

(6)
As noted in the “CD&A,” for 2023, the Committee views Adjusted EPS as an important metric of Company performance. Fifty percent of the performance-based restricted stock units vest based on the Company’s three-year cumulative earnings per share as adjusted to exclude income taxes, acquisition-related charges, and the provision for credit losses with such amount being further reduced by actual net charge-offs of loans.

Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the four-year cumulative period are reflective of the Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our short-term incentive awards and the LTIP. The following charts display the “Compensation Actually Paid” to the PEO and the average of the “Compensation Actually Paid” to the other NEOs as compared to the Company’s Adjusted EPS, Net Income and TSR over the three most recently completed years as well as the relationship between the Company’s TSR and the Peer Group TSR over such four-year period.

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2023:
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Adjusted EPS

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Net Income

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TSR relative ranking within KRX Index

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information as of December 31, 2023, relating to the Company’s equity compensation plans pursuant to which common stock is authorized for issuance:
EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
WTFC 1997 Stock Incentive Plan, as amended	85,000	$—	—
WTFC 2007 Stock Incentive Plan	17,442	$—	—
WTFC 2015 Stock Incentive Plan	904,230	$—	—
WTFC 2022 Stock Incentive Plan	554,480	$—	1,164,587
WTFC Employee Stock Purchase Plan	—	$—	174,848
WTFC Directors Deferred Fee and Stock Plan	—	$—	371,527
	1,561,152	$—	1,710,962
Equity compensation plans not approved by security holders(1)
N/A	—	$—	—
Total	1,561,152	$—	1,710,962

(1)
Excludes 13,100 shares of the Company’s common stock issuable pursuant to the exercise of options granted under the plan of STC Bancshares Corporation. The weighted average exercise price of these options is $42.76. No additional awards will be made under this plan.

PROPOSAL NO. 2 — APPROVAL OF, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT
Background of the Proposal
As the Company has done in years past and as required pursuant to Section 14A of the Exchange Act, we are providing shareholders with an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. The Company believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program. Although this vote is advisory and thus non-binding, the Board and the Compensation Committee value the opinions of the shareholders and will consider the outcome of this “Say on Pay” vote when evaluating our compensation philosophy, policies and practices.
At the annual meetings of shareholders held in 2023, 2022, and 2021, we provided our shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in the applicable proxy statement. Our shareholders overwhelmingly approved such proposals, with 80% of the votes cast in favor in 2021 and at least 90% of the votes cast in favor in 2022 and 2023. In accordance with the preference expressed by our shareholders at the 2023 annual meeting of shareholders, we intend to hold a Say on Pay vote on an annual basis at least until the next frequency vote. In 2029, we will again ask our shareholders to consider the appropriate frequency of the Say on Pay vote.

Executive Compensation
The Company believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay-for-performance and are strongly aligned with the long-term interests of shareholders. As more fully set forth under “Executive Compensation — Compensation Discussion & Analysis,” the Compensation Committee has taken a number of actions in recent years to further strengthen the Company’s compensation philosophy and objectives and the percentage of the compensation of senior executives which is “at risk.” As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.
Shareholders are encouraged to carefully review the “Executive Compensation — Compensation Discussion & Analysis” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program. Because this shareholder vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
The Board has authorized a shareholder vote on the Company’s executive compensation as reflected in the Compensation Discussion & Analysis, including the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:
“Resolved, that the shareholders of Wintrust Financial Corporation approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this Proxy Statement for the 2024 Annual Meeting of Shareholders.”
Required Vote
The approval of the non-binding advisory resolution approving the compensation of our named executive officers described in this Proxy Statement requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, online or by proxy, and entitled to vote thereon. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no impact on whether the proposal passes.
THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE APPROVAL OF, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 with management of the Company. The Audit Committee also discussed with Ernst & Young LLP, an independent registered public accounting firm for the Company, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditors’ communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP their independence from the Company.
In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
Audit Committee
KARIN GUSTAFSON TEGLIA (CHAIR)
MARLA F. GLABE
GARY D. “JOE” SWEENEY
PROPOSAL NO. 3 — RATIFICATION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024
The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, as auditors for the Company and its subsidiaries for the fiscal year ended December 31, 2024. The Board and the Audit Committee recommend that shareholders ratify the appointment of Ernst & Young LLP as independent auditors for the Company and its subsidiaries. If shareholders do not ratify the appointment, the Audit Committee will reconsider its selection. Ernst & Young LLP has served as independent registered public accounting firm for the Company since 1999 and is considered by the Board and the Audit Committee to be well qualified. One or more representatives of Ernst & Young LLP are expected to attend the Annual Meeting and afforded an opportunity to make a statement, if they desire to do so, and to respond to questions from shareholders.
Required Vote
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, online or by proxy, and entitled to vote thereon. Abstentions will have the same effect as a vote against ratification. Brokers will have discretionary authority to vote on this proposal.
THE BOARD OF DIRECTORS AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024.
AUDIT AND NON-AUDIT FEES PAID
The Company’s independent auditors for the fiscal years ended December 31, 2023 and 2022 were Ernst & Young LLP. Under its charter, the Audit Committee is solely responsible for reviewing the qualifications of the Company’s independent auditors and selecting the independent auditors for the current fiscal year.
The following is a description of the fees billed to the Company by Ernst & Young LLP for the years ended December 31, 2023 and December 31, 2022:
Audit Fees:   Audit fees include fees billed by Ernst & Young LLP for the review and audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports filed with the SEC, as well as services normally provided by an independent auditor in connection with statutory and regulatory filings or engagements. Aggregate fees for audit services were $3,184,438 in 2023 and $2,770,313 in 2022.
Audit-Related Fees:   Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements. Aggregate fees for audit-related services were $27,000 in 2023 and $25,000 in 2022.

Tax Fees:   Tax fees include fees for tax compliance, tax return preparation advice and tax planning services. Aggregate fees for tax services were $788,428 in 2023 and $823,917 in 2022.
All Other Fees:   This category comprises all fees billed by Ernst & Young LLP to the Company not included in the previous three categories, which includes services provided for on-line accounting and auditing standards, interpretive guidance and regulatory advisory services. There are no aggregate fees for other services in 2023; however, the aggregate fees for other services was $6,725 in 2022.
The Audit Committee pre-approves all services, including both audit and non-audit services, provided by the Company’s independent auditor. For audit services, the independent auditor provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year and the fees to be charged, which must be formally accepted by the Audit Committee before the audit commences.
Management also submits to the Audit Committee a list of non-audit services that it recommends the independent auditor be engaged to provide and an estimate of the fees to be paid for each. The Audit Committee considers whether the provision of non-audit services by the Company’s independent auditor is compatible with maintaining the auditor’s independence. The Audit Committee must approve the list of non-audit services and the estimated fees for each such service before the commencement of the work.
To ensure prompt handling of unexpected matters, the Audit Committee has delegated the authority to amend and modify the list of approved permissible non-audit services and fees to the Audit Committee Chair. If the Chair exercises this delegation of authority, she reports the action taken to the Audit Committee at its next regular meeting.
All audit and permissible non-audit services provided by Ernst & Young LLP to the Company for fiscal year 2023 were pre-approved by the Audit Committee in accordance with these procedures.
SHAREHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING
Shareholder proposals intended to be presented at the Company’s 2025 Annual Meeting of Shareholders must be received in writing by the Secretary of the Company no later than December 5, 2024 in order to be considered for inclusion in the proxy material for that meeting. Any such proposals shall be subject to the requirements of Rule 14a-8 of the proxy rules adopted under the Exchange Act. Furthermore, in order for any shareholder to properly propose any business for consideration at the 2025 Annual Meeting, including the nomination of any person for election as a Director, or any other matter raised other than pursuant to Rule 14a-8 of the proxy rules adopted under the Exchange Act, written notice of the shareholder’s intention to make such proposal must be furnished to the Company in accordance with the By-laws. Pursuant to the By-laws, the deadline for such notice is February 22, 2025 (but not before January 23, 2025). In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025.
OTHER BUSINESS
The Company is unaware of any other matter to be acted upon at the Annual Meeting for shareholder vote. In case of any matter properly coming before the Annual Meeting for shareholder vote, unless discretionary authority has been denied the proxy holders named in the proxy card accompanying this Proxy Statement, such persons shall vote in accordance with their best judgment.
BY ORDER OF THE BOARD OF DIRECTORS
Kathleen M. Boege
Corporate Secretary

ANNUAL MEETING OF SHAREHOLDERS OF WINTRUST FINANCIAL CORPORATION May 23, 2024PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM Eastern Time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-accessto enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Electronic Proxy Card, Annual Report onForm 10-K and Annual Letter to Shareholders are available at https://materials.proxyvote.com/97650W Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 052324 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE, AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors Elizabeth H. Connelly Timothy S. Crane Peter D. Crist William J. Doyle Marla F. Glabe H. Patrick Hackett, Jr.Scott K. Heitmann FOR AGAINST ABSTAIN Brian A. Kenney Deborah L. Hall Lefevre Suzet M. McKinney Gregory A. Smith Karin Gustafson Teglia Alex E. Washington, III Edward J. Wehmer 2. Proposal to approve, on an advisory (non-binding) basis, the Company’s executive compensation as described in the 2024 ProxyStatement 3. Proposal to ratify the appointment of Ernst & Young LLP to serve as theindependent registered public accounting firm for fiscal year 2024. FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted viathis method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WINTRUST FINANCIAL CORPORATION Proxy for Annual Meeting of Shareholders on May 23, 2024 Solicited on Behalf of the Board of Directors The undersigned hereby appoints H. Patrick Hackett, Jr. and Timothy S. Crane and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Wintrust Financial Corporation, on May 23, 2024 at 9:00 a.m. Central Time at the Company’s corporate headquarters at 9700 West Higgins Road, 2nd Floor, Rosemont, Illinois 60018, and at any adjournments or postponements thereof, as designated on the reverse side of this form. If no other indication is made on the reverse side of this form, the proxies shall vote “FOR” the election of each director nominee, and “FOR” proposals 2 and 3. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. (Continued and to be signed on the reverse side.) 1.1 14475